REVOLVING CREDIT, TERM LOAN
                             AND SECURITY AGREEMENT

                                      among

                            TII INDUSTRIES, INC., and
                                TII CORPORATION,
                                  as Borrowers,

                                       and

                           BNY FINANCIAL CORPORATION,
                                    as Lender


                              Dated: April 30, 1998

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

1.       DEFINITIONS.........................................................  1
         1.1      Accounting Terms...........................................  1
         1.2      General Terms..............................................  1
         1.3      Uniform Commercial Code Terms.............................. 16

2.       ADVANCES, PAYMENT, INTEREST AND FEES................................ 16
         2.1      Revolving Advances......................................... 16
         2.2      Cap/Ex Loans............................................... 17
         2.3      Appointment of Industries as Agent for Borrowing........... 20
         2.4      Request for Advances....................................... 20
         2.5      Disbursement of Advance Proceeds........................... 22
         2.6      Repayment of Advances...................................... 22
         2.7      Repayment of Overformula Amounts........................... 23
         2.8      Statement of Account....................................... 23
         2.9      Letters of Credit.......................................... 23
         2.10     Issuance of Letters of Credit.............................. 24
         2.11     Requirements For Issuance of Letters of Credit............. 24
         2.12     Additional Payments........................................ 25

3.       INTEREST AND FEES................................................... 25
         3.1      Interest................................................... 25
         3.2      Letters of Credit.......................................... 26
         3.3      Closing Fee................................................ 26
         3.4      Collateral Monitoring Fee.................................. 26
         3.5      Unused Facility Fees....................................... 27
         3.6      Computation of Interest and Fees........................... 27
         3.7      Maximum Charges............................................ 27
         3.8      Increased Costs............................................ 27
         3.9      Capital Adequacy........................................... 28
         3.10     Survival................................................... 29

4.       COLLATERAL: GENERAL TERMS........................................... 29
         4.1      Security Interest in the Collateral........................ 29
         4.2      Perfection of Security Interest............................ 29
         4.3      Disposition of Collateral.................................. 29
         4.4      Preservation of Collateral................................. 30
         4.5      Ownership of Collateral.................................... 30
         4.6      Defense of Lender's Interests.............................. 31
         4.7      Books and Records.......................................... 31
         4.8      Financial Disclosure....................................... 32
         4.9      Compliance with Laws....................................... 32
         4.10     Inspection of Premises..................................... 32

                                       (i)

         4.11     Insurance.................................................. 32
         4.12     Failure to Pay Insurance................................... 34
         4.13     Payment of Taxes........................................... 34
         4.14     Payment of Leasehold Obligations........................... 35
         4.15     Receivables................................................ 35
         4.16     Inventory.................................................. 37
         4.17     Maintenance of Equipment................................... 37
         4.18     Exculpation of Liability................................... 37
         4.19     Environmental Matters...................................... 38

5.       REPRESENTATIONS AND WARRANTIES...................................... 40
         5.1      Authority.................................................. 40
         5.2      Formation and Qualification................................ 40
         5.3      Survival of Representations and Warranties................. 40
         5.4      Tax Returns................................................ 41
         5.5      Financial Statements....................................... 41
         5.6      Corporate Name............................................. 42
         5.7      O.S.H.A. and Environment Compliance........................ 42
         5.8      Solvency; No Litigation; Violation......................... 43
         5.9      Patents, Trademarks, Copyrights and Licenses............... 44
         5.10     Licenses and Permits....................................... 44
         5.11     Default of Indebtedness.................................... 44
         5.12     No Default................................................. 44
         5.13     No Burdensome Restrictions................................. 44
         5.14     No Labor Disputes.......................................... 45
         5.15     Margin Regulations......................................... 45
         5.16     Investment Company Act..................................... 45
         5.17     Disclosure................................................. 45
         5.18     Swaps...................................................... 45

6.       AFFIRMATIVE COVENANTS............................................... 45
         6.1      Payment of Fees............................................ 45
         6.2      Conduct of Business and Maintenance of
                  Existence and Assets....................................... 46
         6.3      Violations................................................. 46
         6.4      Government Receivables..................................... 46
         6.5      Net Worth.................................................. 46
         6.6      Pledge of Credit........................................... 46
         6.7      Execution of Supplemental Instruments...................... 46
         6.8      Payment of Indebtedness.................................... 47
         6.9      Standards of Financial Statements.......................... 47

7.       NEGATIVE COVENANTS.................................................. 47
         7.1      Merger, Consolidation, Acquisition and Sale of Assets...... 47
         7.2      Creation of Liens.......................................... 47
         7.3      Guarantees................................................. 47

                                      (ii)

         7.4      Investments................................................ 47
         7.5      Loans...................................................... 48
         7.6      Capital Expenditures....................................... 48
         7.7      Dividends.................................................. 48
         7.8      Indebtedness............................................... 48
         7.9      Nature of Business......................................... 49
         7.10     Transactions with Affiliates............................... 49
         7.11     Operating Leases........................................... 49
         7.12     Subsidiaries............................................... 49
         7.13     Fiscal Year and Accounting Changes......................... 49
         7.14     Prepayment of Indebtedness................................. 49

8.       CONDITIONS PRECEDENT................................................ 50
         8.1      Conditions to Initial Advances............................. 50
         8.2      Conditions to Each Advance................................. 52

9.       INFORMATION AS TO BORROWERS......................................... 53
         9.1      Disclosure of Material Matters............................. 53
         9.2      Schedules.................................................. 53
         9.3      Environmental Reports...................................... 54
         9.4      Litigation................................................. 54
         9.5      Occurrence of Defaults, etc................................ 54
         9.6      Government Receivables..................................... 54
         9.7      Annual Financial Statements................................ 54
         9.8      Quarterly Financial Statements............................. 55
         9.9      Monthly Financial Statements............................... 55
         9.10     Other Reports.............................................. 55
         9.11     Additional Information..................................... 55
         9.12     Projected Operating Budget................................. 55
         9.13     Variances From Operating Budget............................ 56
         9.14     Additional Documents....................................... 56

10.      EVENTS OF DEFAULT................................................... 56

11.      LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT.......................... 58
         11.1     Rights and Remedies........................................ 58
         11.2     Lender's Discretion........................................ 59
         11.3     Setoff..................................................... 59
         11.4     Rights and Remedies not Exclusive.......................... 59

12.      WAIVERS AND JUDICIAL PROCEEDINGS.................................... 59
         12.1     Waiver of Notice........................................... 59
         12.2     Delay...................................................... 60
         12.3     Jury Waiver................................................ 60


                                      (iii)

13.      EFFECTIVE DATE AND TERMINATION...................................... 60
         13.1     Term....................................................... 60
         13.2     Termination................................................ 61

14.      MISCELLANEOUS....................................................... 62
         14.1     Governing Law.............................................. 62
         14.2     Entire Understanding....................................... 62
         14.3     Successors and Assigns; Participations; New Lenders........ 63
         14.4     Application of Payments.................................... 63
         14.5     Indemnity.................................................. 63
         14.6     Notice..................................................... 64
         14.7     Survivability.............................................. 64
         14.8     Expenses................................................... 65
         14.9     Injunctive Relief.......................................... 65
         14.10    Captions................................................... 65
         14.11    Counterparts............................................... 65


                                      (iv)

                                List of Exhibits

                                   Exhibit 1.2
                                   Exhibit 2.2(d)
                                   Exhibit 4.5
                                   Exhibit 5.2
                                   Exhibit 5.6
                                   Exhibit 5.8(b)
                                   Exhibit 5.9
                                   Exhibit 5.10
                                   Exhibit 5.12
                                   Exhibit 5.14
                                   Exhibit 7.8



                                       (v)

                           REVOLVING CREDIT, TERM LOAN
                                       AND
                               SECURITY AGREEMENT


         Revolving Credit, Term Loan and Security Agreement dated April 30, 1998 among TII INDUSTRIES, INC., a corporation organized under the laws of the State of Delaware ("Industries"), TII CORPORATION, a corporation organized under the laws of the State of Delaware ("Corporation"), and BNY FINANCIAL CORPORATION ("BNY"), a corporation organized under the laws of the State of New York.

         IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers and Lender hereby agree as follows:

1.       DEFINITIONS.

         1.1 Accounting Terms. As used in this Agreement or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP.

          1.2 General Terms. For purposes of this Agreement the following terms shall have the following meanings:

                  "Advances" shall mean and include the Revolving Advances, Letters of Credit and Cap/Ex Loans under Article 2 hereof.

                  "Advance Rates" shall have the meaning set forth in Section 2.1(a) hereof.

                  "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, directly or indirectly, (x) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Affiliate Loan Agreements" shall mean that certain Revolving Credit, Term Loan and Security Agreement dated the date hereof between Lender and Ditel, that certain Revolving Credit, Term Loan and Security Agreement dated the date hereof between Lender and Crown, and all notes, instruments, mortgages, agreements, guaranties and other documents executed and/or delivered in connection therewith, as the same now exist or may hereafter be amended, restated, renewed, replaced, extended or otherwise modified.

                  "Affiliated   Borrowers"   shall  mean,   individually   and
collectively, Ditel and Crown.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus one half of one percent (0.50%).

                  "Alternate Base Rate Advances" shall mean any Advances or portion thereof on which interest is payable based on the Alternate Base Rate in accordance with the terms hereof.

                  "Annual Audited Financial Statements" shall have the meaning set forth in Section 9.7 hereof.

                  "Applicable Cap/Ex Amount" shall have the meaning set forth in
Section 3.5(b) hereof.

                  "Applicable Revolver Amount" shall have the meaning set forth in Section 3.5(a) hereof.

                  "Authority"  shall have the meaning set forth in Section 4.19
(d) hereof.

                  "Average Daily Closing Cap/Ex Balances" shall have the meaning set forth in Section 3.5(b) hereof.

                  "Average Daily Closing Revolver Balances" shall have the meaning set forth in Section 3.5(a) hereof.

                  "Average Eurodollar Rate" shall mean, as to any one month interest period, the daily average of the "one month" London Interbank Offered Rate as published in The Wall Street Journal averaged on a monthly basis for actual days elapsed over a 360 day year.

                  "Average Eurodollar Rate Advances" shall mean any Advances or portion thereof on which interest is payable based on the Average Eurodollar Rate in accordance with the terms hereof.

                  "Bank"  shall mean The Bank of New York.

                  "Blocked  Accounts"  shall  have the  meaning  set  forth in
Section 4.15(h)hereof.

                  "Borrowers" shall mean, individually and collectively, Industries and Corporation, and their respective successors and assigns. All references to Borrower and Borrowers shall mean each of them, jointly and severally, individually and collectively, and the respective successors and assigns of each.

                  "Business Day" shall mean any day other than a day on which commercial banks in New York are authorized or required by law to close except that if a determination of a Business Day shall relate to any Eurodollar Rate Advances, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

                  "Cap/Ex  Line  Loans"  shall  have the  meaning  set forth in
Section 2.2(a) hereof.

                  "Cap/Ex  Line  Sublimit"  shall have the  meaning set forth in
Section 2.2(a) hereof.

                  "Cap/Ex Line Termination Date" shall have the meaning set forth in Section 2.2(a) hereof.

                  "Cap/Ex Loan Interest Rate" shall mean the per annum rate of interest on all Cap/Ex Loans equal to:

                  (a) with respect to all Cap/Ex Loans which are Alternate Base Rate Advances, the Alternate Base Rate plus one half of one percent (0.50%);

                  (b) with respect to all Cap/Ex Loans which are Eurodollar Rate Advances, the Eurodollar Rate plus two and three-quarters of one percent (2.75%); and

                  (c)  with  respect  to all  Cap/Ex  Loans  which  are  Average
Eurodollar   Rate   Advances,   the  Average   Eurodollar   Rate  plus  two  and
three-quarters of one percent (2.75%).

                  "Cap/Ex Loans" shall mean from the date hereof up to the Cap/Ex Line Termination Date, the aggregate outstanding principal amount of all Cap/Ex Line Loans, and from and after the Cap/Ex Line Termination Date, the Cap/Ex Term Loan.

                  "Cap/Ex Mandatory Prepayment" shall have the meaning set forth in Section 2.2(e) hereof.

                  "Cap/Ex Note" shall have the meaning set forth in Section 2.2(d) hereof.

                  "Cap/Ex Reserve" shall mean, in addition to all other Reserves, a reserve established by Lender in an amount determined from time to time by Lender, in its sole discretion, equal to the amount by which the aggregate principal amount of Cap/Ex Loans outstanding from time to time exceeds seventy-five percent (75%) of the value of Borrowers' Eligible Equipment in Lender's sole judgment.

                  "Cap/Ex Term Loan" shall have the meaning set forth in Section 2.2(d) hereof.

                  "Cash Flow" for any period, shall mean the sum of (a) Net Income for such period plus (b) interest, income taxes, depreciation and amortization and all other non-cash charges which were deducted in determining Net Income for such period, minus (c)(i) scheduled and mandatory repayments of Indebtedness to the extent actually paid during the period, (ii) non cash credits which were taken into account in determining Net Income for such period,
(iii) interest expense (including all imputed interest on capital lease obligations) to the extent actually paid during the period, (iv) income taxes to the extent actually paid during the period, (v) dividends or other distributions to the extent permitted hereunder made by Borrowers to holders of their respective shares of capital stock, and (vi) any non-financed payments made in respect of any capital or fixed assets actually paid during the period.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601 et seq.

                  "Change of Ownership" shall mean with respect to Corporation, the failure of TII International, Inc. to beneficially own all of the issued and outstanding shares of capital stock of Corporation.

                  "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, Liens, Claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, the Borrowers or any of their respective Affiliates or Subsidiaries.

                  "Claims" shall mean all security interests, Liens, claims or encumbrances held or asserted by any Person against any or all of the Collateral, other than (a) Charges and (b) Permitted Encumbrances.

                  "Closing Date" shall mean April 30, 1998 or such other date as may be agreed to by the parties hereto.

                  "Collateral" shall mean and include:

(a)      all Receivables;

                  (b)      all Equipment;

                  (c)      all General Intangibles;

                  (d)      all Inventory;

                  (e)      all Real Property;

                  (f)      all Subsidiary Stock;

                  (g)      all Leasehold Interests;

                  (h) all of the Borrowers' right,  title and interest in and to
(i) investment property, contract rights, instruments, documents and chattel paper; (ii) its goods and other property including, but not limited to all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (iii) all of the Borrowers' rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, set off, detinue, replevin, reclamation and repurchase; (iv) all additional amounts due to the Borrowers from any Customer relating to the Receivables; (v) other property, including warranty claims relating to any goods securing this Agreement; (vi) if and when obtained by the Borrowers, all real and personal property of third parties in which Borrowers have been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which the Borrowers have expressly granted a security interest or may in the future grant a security interest to the Lender hereunder, or in any amendment or supplement hereto, or under any other agreement between the Lender and the Borrowers;

                  (i) all of the Borrowers' ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by the Borrowers or in which it has an interest), computer programs, tapes, disks and documents relating to clauses (a), (b), (c), (d),
(e), (f), (g), or (h) above; and

                  (j) all proceeds and products of clauses (a),  (b),  (c), (d),
(e), (f), (g) and (h) above in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or documents.

                  "Contract  Rate"  shall have the  meaning set forth in Section
3.1 hereof.

                  "Crown"  shall  mean  Crown  Tool  &  Die  Company,   Inc.,  a
corporation organized under the laws of the Commonwealth of Puerto Rico, and its successors and assigns.

                  "Customer" shall mean and include the account debtor with respect to any of the Receivables and/or the prospective purchaser of goods, services or both with respect to any contract or other arrangement with the Borrowers, pursuant to which the Borrowers are to deliver any personal property or perform any services.

                  "Default Rate" shall have the meaning set forth in Section 3.1 hereof.
                  "Depository  Accounts"  shall  have the  meaning  set forth in
Section 4.15(h) hereof.

                  "Ditel" shall mean TII-Ditel, Inc., a corporation organized under the laws of the State of North Carolina, and its successors and assigns.

                  "Documents" shall have the meaning set forth in Section 8.1(c) hereof.
                  "Dollar" and the sign "$" shall mean lawful money of the United States of America.

                  "Eligible Equipment" shall mean Equipment that meets all of the following criteria:


                  (a) the Equipment shall be described (by model, make, manufacturer, serial no. and/or such other identifying information as may be appropriate, as determined by Lender) in a schedule to be submitted by Borrowers to Lender;

                  (b) Lender shall have a perfected first priority lien on and security interest in such Equipment;

                  (c) such Equipment shall be located at premises owned or leased by Borrowers in the United States or Puerto Rico; provided that, if such Equipment is located at premises leased by Borrowers, Borrowers have delivered to Lender a landlord waiver in form and substance acceptable to Lender in its sole discretion;

                  (d) such Equipment is acceptable as Collateral to Lender in Lender's discretion, reasonably exercised; and

                  (e) Borrowers shall have delivered to Lender a copy of a bill of sale, invoice or other instrument evidencing that the vendor of such Equipment has transferred good and absolute title thereto to Borrowers for the purchase price set forth therein, and if applicable, any deferred payment terms given to Borrowers in connection with such sale.

Such bills of sale, invoices or other instruments shall be subject to desk top appraisal, the results of which shall be acceptable to Lender in its sole discretion, by an appraisal firm acceptable to Lender in its sole discretion. The criteria for Eligible Equipment shall be subject to Lender's continuing satisfaction and may be revised by Lender from time to time in its sole judgment. Notwithstanding anything to the contrary contained herein, Eligible Equipment shall not include any of Borrowers' Equipment located in the Dominican Republic. Any Equipment that is not Eligible Equipment shall nevertheless be and remain at all times part of the Collateral.

                  "Eligible Inventory" shall mean and include Inventory, excluding work in process, valued at the lower of cost or market value (and, in the case of Eligible L/C Inventory, net of all duty, freight, taxes, costs, insurance and other charges and expenses which may pertain to such Eligible L/C Inventory), determined on a first-in-first-out basis, which is not, in Lender's opinion, obsolete, slow moving or unmerchantable and which Lender, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Lender may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Lender and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof. Eligible Inventory shall include all Eligible L/C Inventory. Notwithstanding anything to the contrary contained herein, Eligible Inventory shall not include any of Borrowers' Inventory located in the Dominican Republic.

                  "Eligible L/C Inventory" shall mean all raw material and finished goods Inventory owned by Borrowers and covered by Letters of Credit, and which raw material and finished goods Inventory are or will be in transit to one of the Borrowers' locations (other than the Dominican Republic), and which raw material and finished goods Inventory (a) as of the date such Inventory is owned by one of the Borrowers (i) are fully insured, (ii) are subject to a first priority security interest in and lien upon such goods in favor of Lender (except for any possessory lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Borrowers) and (iii) all documents, notices, instruments, statements and bills of lading relating thereto, if any, which Lender may deem necessary or desirable to evidence ownership by such Borrowers and/or to give effect to and protect the liens, security interests and other rights of Lender in connection therewith, are delivered to Lender; and (b) are and remain acceptable to Lender for lending purposes.

                  "Eligible Receivables" shall mean each Receivable arising in the ordinary course of Borrowers' business and which Lender, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Lender may from time to time deem appropriate. In general, a Receivable shall not be deemed eligible unless such Receivable is subject to Lender's perfected security interest and no other Lien other than Permitted Encumbrances, and is evidenced by an invoice or other documentary evidence satisfactory to Lender. In addition, no Receivable shall be an Eligible Receivable if:

                  (a) it arises out of a sale made by Borrowers to an Affiliate of Borrowers, or to a Person controlled by an Affiliate of Borrowers;

                  (b) it is due or unpaid more than sixty (60) days after the original due date or ninety (90) days past the invoice date:

                  (c) fifty percent (50%) or more of the Receivables from the account debtor are not deemed Eligible Receivables hereunder. Such percentage may, in Lender's sole discretion, be increased or decreased from time to time;

                  (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

                  (e) the account debtor is also Borrowers' creditor or supplier, or the account debtor has disputed liability, or the account debtor has made any claim with respect to any other Receivable due from such account debtor to Borrowers, or the Receivable otherwise is or may become subject to any right of setoff by the account debtor; except that, in Lender's discretion, in the event an account debtor has disputed liability, Lender may, in accordance with and subject to the other terms hereof, deem any Receivable which is not disputed as an Eligible Receivable;

                  (f) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under any state or federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under any state or federal bankruptcy law has been filed against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, called a meeting of its creditors, or consented to or suffered a receiver trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs;

                  (g) the sale is to an account debtor outside the United States, Canada or Puerto Rico, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion, or the Receivable arising from such sale is insured by a foreign credit insurance policy in form, substance and amount acceptable to Lender in its sole discretion, which policy, together with the proceeds thereof, has been duly assigned to Lender;

                  (h) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                  (i) Lender believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the account debtor's financial inability to pay;

                  (j) the account debtor is the United States of America, any state or any department, agency or instrumentality of any of them, unless Borrowers assign Borrowers' right to payment of such Receivable to Lender pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 203 et seq.) or has otherwise complied with other applicable statutes or ordinances;

                  (k) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such receivable have not been performed by Borrowers and accepted by the account debtor or the Receivable otherwise does not represent a final sale;

                  (l) the Receivables of the account debtor exceed a credit limit determined by Lender, in its sole discretion, to the extent such Receivable exceeds such limit;

                  (m) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim or if the Receivable is contingent in any respect or for any reason;

                  (n) Borrowers have made any agreement with any account debtor for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                  (o) shipment of the merchandise or the rendition of services has not been completed;

                  (p) any return, rejection or repossession of the merchandise has occurred;

                  (q) such Receivable is not payable to a Borrower; or

                  (r) such Receivable is not otherwise satisfactory to the Lender as determined in good faith by the Lender in the exercise of its discretion in a reasonable manner.

                  "Environmental  Complaint" shall have the meaning set forth in
Section 4.19(d) hereof.

                  "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                  "Equipment" shall mean and include all of the Borrowers' goods (excluding Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                  "Equipment Purchase Price" shall be the purchase price of any Eligible Equipment as set forth in the bill of sale, invoice or other instrument evidencing the purchase of such Equipment by Borrowers, net of all taxes, transportation, installation, delivery and other soft costs of such purchase.

                  "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Advance, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one percent (1%)) at which the Bank is offered deposits of United States Dollars in the London interbank market (or other Eurodollar Rate market selected by Borrowers and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Advances requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrowers.

                  "Eurodollar Rate Advances" shall mean any Advances or portion thereof on which interest is payable based on the Eurodollar Rate in accordance with the terms hereof.

                  "Event of Default" shall mean the occurrence of any of the events set forth in Article 10 hereof.

                  "Facility Amount" shall mean $12,500,000.

                  "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, of if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

                  "Formula Amount" shall have the meaning set forth in Section 2.1(a) hereof.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "General Intangibles" shall mean and include all of the Borrowers' general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrowers to secure payment of any of the Receivables by an account debtor, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                  "Guarantor" shall mean individually and collectively, Ditel, TII Dominicana, Inc., TII International, Inc. and Telecommunications Industries, Inc.

                  "Guaranty" shall mean the guaranty of the obligations of Borrowers executed by each Guarantor, respectively, in favor of Lender.

                  "Hazardous  Discharge"  shall  have the  meaning  set forth in
Section 4.19(d) hereof.

                  "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conversation Law or any other applicable Environmental Law and in the regulations adopted pursuant hereto.

                  "Hazardous Wastes" includes all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

                  "Incipient Event of Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

                  "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

                  "Interest Period" shall mean for any Eurodollar Rate Advance, a period of approximately one (1), two (2), three (3) or six (6) months duration as Borrowers may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrowers may not elect an Interest Period which (i) with respect to Cap/Ex Line Loans, will end after the Cap/Ex Line Termination Date, and (ii) with respect to all Advances, will end after the last day of the then-current term of this Agreement.

                  "Inventory" shall mean all of Borrowers' now owned or hereafter acquired inventory, goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrowers' business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                  "Inventory  Advance  Rate" shall have the meaning set forth in
Section 2.1(a) hereof.


                  "Leasehold Interests" shall mean all of Borrowers' right, title and interest in and to the premises located at (a) with respect to Corporation, (i) 1375 Akron Street, Copiague, New York 11726, and (ii) 1385 Akron Street, Copiague, New York 11726, and (b) with respect to Industries, (i) Road 165, Kilometer 1.06, Toa Alta, Puerto Rico, and (11) 7930 State Line Road, Prairie Village, Kansas.

                  "Lender" shall mean BNY and its successor and assigns.

                  "Letters  of  Credit"  shall  have the  meaning  set  forth in
Section 2.9 hereof.

                  "Letter of Credit  Fees"  shall have the  meaning set forth in
Section 3.2(a) hereof.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, Claim or encumbrance, or preference, priority or other security agreement or preferential arrangement in respect of any asset of the Borrowers or any Subsidiary of the Borrowers of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                  "Maximum Revolving Advance Amount" shall mean $6,000,000.

                  "Monthly Advances" shall have the meaning set forth in Section
3.1 hereof.

                  "Net Income" shall mean the net income of Industries and its Subsidiaries on a consolidated basis.

                  "Net Worth" at a particular date, shall mean for Industries and its Subsidiaries on a consolidated basis, (a) the aggregate amount of all assets as may properly be classified as such in accordance with GAAP consistently applied, less (b) any of such assets as are properly classified as "intangible assets," less (c) the aggregate amount of all Indebtedness.

                  "Obligations" shall mean and include any and all of the Borrowers' joint and several Indebtedness and/or liabilities to the Lender or any corporation that directly or indirectly controls or is controlled by or is under common control with Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of the Borrowers' Indebtedness and/or liabilities under this Agreement or under any other agreement between the Lender and the Borrowers and all obligations of the Borrowers to the Lender to perform acts or refrain from taking any action.

                  "OPIC Stock" shall have the meaning set forth in Section 10(p) hereof.

                 "Orderly Liquidation Value" shall mean the orderly liquidation value of the Borrowers' Equipment as determined by an independent appraiser acceptable to Lender and as reflected in a desk top appraisal prepared by such appraiser, at Borrowers' cost and expense, and delivered to Lender.

                  "Other Documents" shall mean the Questionnaire and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrowers and/or delivered to Lender in respect of the transactions contemplated by this Agreement.

                  "Overformula  Amount"  shall  have the  meaning  set  forth in
Section 2.1(b) hereof.

                  "Overformula Rate" shall mean a per annum rate equal to one half of one percent (0.5%) in excess of the applicable Contract Rate.

                  "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least fifty percent (50%) of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

                  "Payment Office" shall mean initially 1290 Avenue of the Americas, New York, New York 10104; thereafter, such other office of Lender, if any, which Lender may designate by notice to the Borrowers to be the Payment Office.

                  "Permitted Encumbrances" shall mean (a) liens in favor of Lender; (b) liens for taxes, assessments or other governmental charges not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrowers; (c) liens disclosed in the financial statements referred to in Section 5.5, the existence of which Lender has consented to in writing; (d) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrowers' business; (f) judgment liens that have been stayed or bonded and mechanics', workmen's, materialmen's, carriers' or other like liens arising in the ordinary course of Borrowers' business with respect to obligations which are not due or which are being contested in good faith by Borrowers; (g) liens placed upon fixed or capital assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the Borrowers and (y) the aggregate amount of Indebtedness secured by such liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; and (h) liens disclosed on Exhibit 1.2.

                  "Person" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority or any other entity of whatever nature.

                  "Positive  Cash  Flow"  shall  have the  meaning  set forth in
Section 2.2(e)(i) hereof.

                  "Prime Rate" for the purpose of this Agreement means the rate of interest publicly announced from time to time by the Bank at its principal office in New York as its prime rate or prime lending rate. This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

                  "Pro Forma Financial Statements" shall have the meaning set forth in Section 5.5(b) hereof.

                  "Questionnaire" shall mean each Questionnaire dated March 10, 1998 executed by each of the Borrowers, Affiliated Borrowers and Guarantor and delivered to Lender under a cover letter dated April 17, 1998, as supplemented by a letter dated April 24, 1998.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as same may be amended from time to time.

                  "Real Property" shall mean all of Borrowers' right, title and interest in and to any now owned or hereafter acquired real property and all buildings and improvements located thereon.

                  "Receivables" shall mean and include all of the Borrowers' accounts, contract rights, instruments, documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrowers arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Lender hereunder.

                  "Receivables Advance Rate" shall have the meaning set forth in
Section 2.1(a) hereof.

                  "Releases" shall have the meaning set forth in Section 5.7(c)(i) hereof.

                  "Reserves" shall mean all Obligations then chargeable to any account of Borrowers, as well as Obligations which may, in Lender's sole discretion, be chargeable to Borrowers' account thereafter, by reason of or in connection with any of the following: Receivables which are not Eligible Receivables; Inventory which is not Eligible Inventory; disputed items; deductions; allowances; credits; bill and hold sales; consignment sales; Letters of Credit; steamship guarantees; airway releases; offsets asserted by or granted to account debtors; sales calling for payment in currencies other than United States Dollars; to adjust for audit/examination of Borrowers' accounts(s) or for any documentation correction; such additional reserves as Lender in its sole discretion, reasonably exercised, deems appropriate, including, but not limited to, to adjust for any condition or prospect of the Borrowers or the Borrowers' industry; and Cap/Ex Reserves.

                  "Revolving Advances" shall mean Advances made other than Letters of Credit and the Cap/Ex Loans.

                  "Revolving Advance Interest Rate" shall mean the per annum rate of interest on all Revolving Advances equal to:

                  (i) With respect to all Revolving Advances which are Alternate Base Rate Advances, the Alternate Base Rate plus one quarter of one percent (0.25%);

                  (ii)  With  respect  to  all  Revolving   Advances  which  are
Eurodollar Rate Advances, the Eurodollar Rate plus two and one half of one percent (2.5%); and

                  (iii) With respect to all Revolving Advances which are Average Eurodollar Rate Advances, the Average Eurodollar Rate plus two and one half of one percent (2.5%).

                  "Subsidiary" of any Person shall mean a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                  "Subsidiary Stock" shall mean (i) with respect to Industries, sixty-five percent (65%) of the issued and outstanding shares of stock of Crown and all of the issued and outstanding shares of stock of TII International, Inc. and (ii) with respect to Corporation, all of the issued and outstanding stock of Telecommunications Industries, Inc.

                 "Term" shall have the meaning set forth in Section 13.1 hereof.


                  "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Section 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted, relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

                  "Transactions" shall have the meaning set forth in Section 5.5 hereof.

        1.3 Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

2.       ADVANCES, PAYMENT, INTEREST AND FEES.

         2.1 Revolving Advances. (a) Subject to the terms and conditions set forth in this Agreement, Lender will make from time to time, Revolving Advances to the Borrowers not to exceed at any one time an aggregate outstanding amount equal to the sum of (i) the lesser of (x) the Maximum Revolving Advance Amount and (y) the Formula Amount; less (ii) the aggregate amount of all outstanding Revolving Advances, provided that, the aggregate amount of all outstanding Revolving Advances hereunder, plus all issued and outstanding Letters of Credit hereunder, plus the aggregate amount of all outstanding Revolving Advances under the Affiliate Loan Agreements, plus all issued and outstanding Letters of Credit under the Affiliate Loan Agreements shall not exceed the Maximum Revolving Advance Amount. The "Formula Amount" shall mean the sum of the following amounts at any time and from time to time:

                           (i)      eighty-five   percent   (85%)   of  Eligible
                                    Receivables ("Receivables Advance Rate"), plus

                           (ii) fifty percent (50%) of Eligible Inventory ("Inventory Advance Rate; together with the Receivables Advance Rate", collectively the "Advance Rates"), provided, however, that the maximum amount of outstanding Revolving Advances against Eligible Inventory to Borrowers hereunder and to Affiliated Borrowers under the Affiliate Loan Agreements, shall not exceed $3,000,000 at any one time, less

                           (iii)    Reserves  (including,   without  limitation,
                                    Cap/Ex  Reserves and Reserves for Letters of
                                    Credit), less

                           (iv) $2,000,000 (less any portion thereof allocated from time to time by Lender, in its sole discretion, under the Affiliate Loan Agreements).

                  (b) Discretionary Overformula Revolving Advances. Notwithstanding anything to the contrary contained herein, the aggregate amount of all Revolving Advances and amounts due under Letters of Credit at any time and from time to time outstanding hereunder and under the Affiliate Loan Agreements shall not exceed the formulas and limitations as set forth in Section 2.1(a) hereof (any such excess amount, an "Overformula Amount"). Any Revolving Advances constituting an Overformula Amount are made available by Lender or otherwise permitted to exist in the sole and absolute discretion of Lender and are subject to Section 2.7 hereof.

                  (c) Discretionary Rights. The Advance Rates may be increased or decreased by Lender at any time and from time to time in the exercise of its reasonable discretion. Borrowers consent to any such increases or decreases and acknowledge that decreasing the Advance Rates may limit or restrict Advances requested by Borrowers.

         2.2      Cap/Ex Loans.

                  (a) In addition to all Revolving Advances, Letters of Credit and any other loans and financial accommodations to be made by Lender pursuant to this Agreement and subject to the terms and conditions set forth herein, Lender agrees, from the date hereof up to December 31, 1998 (the "Cap/Ex Line Termination Date"), to make loans to Borrowers, upon Borrowers' written request, for the purpose of purchasing or acquiring

Eligible Equipment, or for the purpose of refinancing any existing Indebtedness or making new loans, with respect to any Equipment which Lender, in its sole discretion deems to be Eligible Equipment (the "Cap/Ex Line Loans"). Each Cap/Ex Line Loan shall be in an amount not to exceed seventy-five percent (75%) of the Equipment Purchase Price in respect of Eligible Equipment which is, at the time acquired by Borrowers, new Equipment, and seventy-five percent (75%) of the Orderly Liquidation Value in respect of Eligible Equipment which is, as of the date of such requested Cap/Ex Line Loan, used Equipment, provided, however, that after giving effect to a Cap/Ex Line Loan requested by Borrowers, the sum of (i) such requested Cap/Ex Line Loan plus (ii) the aggregate original principal amount of all Cap/Ex Line Loans which have been made to Borrowers, plus (iii) the aggregate original principal amount of all Cap/Ex Line Loans which have been made to Affiliated Borrowers under the Affiliate Loan Agreements shall in no event exceed $6,500,000 ("Cap/Ex Line Sublimit"). Borrowers shall provide Lender with not less than ten (10) days prior written notice of each requested Cap/Ex Line Loan. Each Cap/Ex Line Loan shall bear interest from the date such Cap/Ex Line Loan is made at the applicable Contract Rate set forth in Section 3.1 and such interest shall be payable in accordance with Section 3.1. In addition to the foregoing and subject to the Cap/Ex Line Sublimit, Lender may, in its sole discretion, make additional Cap/Ex Line Loans to Borrowers in respect of Eligible Equipment, which is, at the time acquired by Borrowers, used Equipment, in an amount determined by Lender in its sole discretion.

                  (b) Each Cap/Ex Line Loan shall be in an amount of not less than $250,000.

                  (c) Borrowers shall have no right to request, and Lender shall have no obligation to make whatsoever, any Cap/Ex Line Loan after the Cap/Ex Line Termination Date.

                  (d) The aggregate principal amount of all Cap/Ex Line Loans made from the Closing Date through and including June 30, 1998 (the "June 30 Principal Balance"), shall be repaid in seven (7) consecutive monthly principal installments (or earlier as herein provided) commencing July 31, 1998, and on the last day of each month thereafter, of which the first six (6) installments shall each be in an amount equal to a quotient of the June 30 Principal Balance divided by eighty-four (84), and the seventh (7th) installment shall be in an amount equal to the entire then unpaid principal balance of the June 30 Principal Balance ("Unpaid June 30 Principal Balance"). The Unpaid June 30 Principal Balance and the aggregate principal amount of all Cap/Ex Line Loans made from July 1, 1998 through and including the Cap/Ex Line Termination Date (the "Cap/Ex Term Loan") shall be consolidated and repaid in fifty-one (51) consecutive monthly principal installments (or earlier as herein provided) commencing on the last day of the first calendar month next following the Cap/Ex Line Termination Date and monthly thereafter on the last day of each successive month until paid, of which the first fifty (50) principal installments shall each be in an amount equal to the quotient of the principal amount of the Cap/Ex Term Loan divided by eighty-four (84), and the last and fifty-first (51st) principal installment shall be in an amount of the entire unpaid balance of such Cap/Ex Term Loan.

The Cap/Ex Term Loan shall be evidenced by and subject to the terms and conditions of a promissory note (the "Cap/Ex Note"), which Cap/Ex Note shall be in form and substance satisfactory to Lender and shall be dated as of the last day of the first calendar month next following the Cap/Ex Line Termination Date. Notwithstanding anything to the contrary contained herein, if the Term of this Agreement is extended beyond the initial Term, the amortization schedule of principal payments of the Cap/Ex Term Loan may, in Lender's sole discretion, be extended, and Borrowers shall execute an amended and restated promissory note in favor of Lender, in form and substance acceptable to Lender, reflecting such revised schedule of principal installment payments with respect to the Cap/Ex Term Loan, provided that, the final principal installment of such Cap/Ex Term Loan shall be due and payable not later than the seventh (7th) anniversary of the Closing Date. In addition to all other rights and remedies under this Agreement, the Cap/Ex Term Loan, together with all accrued and unpaid interest thereon and the early termination fee in respect thereof, shall, at Lender's option, be immediately due and payable if this Agreement shall be terminated or not renewed for any reason whatsoever, or upon the occurrence of any Event of Default hereunder.

                  (e) (i) In addition to, and not in limitation of, any provision contained herein or in the Cap/Ex Note, and except as otherwise provided in Section 4.3 and Section 4.11 hereof, Borrowers shall remit to Lender the following mandatory prepayments in respect of the Cap/Ex Loans (each, a "Cap/Ex Mandatory Prepayment"):

                                    (x) Commencing with  Borrowers'  fiscal year
ending June, 1999, and for each of Borrowers' fiscal years thereafter, if the Cash Flow of Borrowers for such applicable fiscal year is greater than $1.00 ("Positive Cash Flow"), Borrowers shall pay to Lender an aggregate amount equal to fifty percent (50%) of such Positive Cash Flow without duplication of any such Positive Cash Flow payments, or portion thereof, attributable to Ditel under that certain Revolving Credit, Term Loan and Security Agreement dated the date hereof between Lender and Ditel, and without duplication of any Positive Cash Flow payments, or portion thereof, attributable to Crown under that certain Revolving Credit, Term Loan and Security Agreement dated the date hereof between Lender and Crown. The Cap/Ex Mandatory Prepayment payable pursuant to this
Section 2.2(e)(i) shall be due and payable five (5) days after delivery to Lender of the Annual Audited Financial Statements for such fiscal year. At Lender's option, in addition to all other Obligations, Lender may charge any account of Borrowers for any Cap/Ex Mandatory Prepayment due under this Section 2.2(e)(i);

                                    (y)  Subject  to the  terms of  Section  4.3
hereof, Borrowers shall pay to Lender the net proceeds of sale or other disposition of Equipment; and

                                    (z)  Subject  to the terms of  Section  4.11
hereof, Borrowers shall pay to Lender all proceeds of insurance with respect to any Equipment.

                           (ii)  Each  Cap/Ex  Mandatory   Prepayment  shall  be
applied against the unpaid principal balance of the Cap/Ex Line Loans in such order and manner as

Lender shall elect and, from and after the Cap/Ex Line Termination Date, against the unpaid principal balance of the Cap/Ex Term Loan in the inverse order of maturities thereof.

                  (f) The Cap/Ex Loans shall (i) constitute a part of the Advances and a part of the Obligations, (ii) be secured by the Collateral; and
(iii) be subject to the continued compliance with the terms and provisions of this Agreement.

                  (g) The making of any Cap/Ex Line Loans is further subject to the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

                           (i)  Evidence  that  Borrowers  have  disbursed,   in
connection with the purchase of the Equipment, all the proceeds received by Borrowers to the vendors of such Equipment; and

                           (ii) no  Event  of  Default  or  Incipient  Event  of
Default shall have occurred and be continuing.

         2.3 Appointment of Industries as Agent for Borrowing. Each of the Borrowers hereby irrevocably appoint Industries, and each officer thereof, as their agent and attorney-in-fact to request Advances on their behalf, and, at Lender's option, to receive disbursements of Advances on their behalf (which may be made to the same account of Industries to which disbursements of Advances to Industries are made), to receive notices and statements of account from Lender, to take such other actions on their behalf as is provided hereunder or under any of the Other Documents and generally to deal with Lender on their behalf, for all matters pertaining to the financing arrangements under this Agreement and the Other Documents.

         2.4      Request for Advances.

                  (a) Borrowers may, from time to time, request Lender to make Alternate Base Rate Advances, Eurodollar Rate Advances or Average Eurodollar Rate Advances, convert Alternate Base Rate Advances, Eurodollar Rate Advances or Average Eurodollar Rate Advances, or request that any existing Eurodollar Rate Advances continue for an additional Interest Period. In the event that Borrowers desire Lender to make Alternate Base Rate Advances or Average Eurodollar Rate Advances, Borrowers shall notify Lender prior to 11:00 a.m. on a Business Day of its request to incur such Alternate Base Rate Advance or Average Eurodollar Rate Advances, as the case may be, on that day and the amount thereof. In the event that Borrowers desire Lender to make Eurodollar Rate Advances, convert Alternate Base Rate Advances to Eurodollar Rate Advances, convert Average Eurodollar Rate Advances to Eurodollar Rate Advances or continue Eurodollar Rate Advances for an additional Interest Period, Borrowers shall give Lender at least three (3) Business Days' prior written notice, no later than 10:00 a.m. (New York City time) on the day such notice is given, specifying the amount and the date (which shall be a

Business Day) of the proposed making of any such Eurodollar Rate Advance, conversion of any such Alternate Base Rate Advance into a Eurodollar Rate Advance, conversion of any such Average Eurodollar Rate Advance into a Eurodollar Rate Advance, or continuance of existing Eurodollar Rate Advances for an additional Interest Period. Such request from Borrowers shall specify the amount of the Advances which will constitute Eurodollar Rate Advances (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Advances. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrowers, such Eurodollar Rate Advances, shall be made, or such Alternate Base Rate Advances shall be converted to Eurodollar Rate Advances or such Average Eurodollar Rate Advances shall be converted to Eurodollar Rate Advances, or such Eurodollar Rate Advances shall continue, provided, that, as of each such date, each of the following conditions is satisfied as determined by Lender in its sole discretion: (i) no Event of Default or Incipient Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrowers from time to time for requests by Borrowers for Eurodollar Rate Advances, (iv) no more than five (5) Interest Periods in the aggregate for Borrower and Affiliated Borrowers may be in effect at any one time, (v) the amount of each Eurodollar Rate Advance must be, in each case, in an amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Advances at any time requested by Borrowers shall not exceed the amount equal to eighty percent (80%) of the lowest principal amount of the Advances which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Advances) and (vii) Lender shall have determined that the Interest Period or Eurodollar Rate is available to Lender through the Bank and can be readily determined as of the date of the request for such Eurodollar Rate Advances by Borrowers. Any request by Borrowers to convert Alternate Base Rate Advances to Eurodollar Rate Advances, or to convert Average Eurodollar Rate Advances to Eurodollar Rate Advances, or to continue any existing Eurodollar Rate Advances shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Advances, but the provisions hereof shall be deemed to apply as if Lender and Bank had purchased such deposits to fund the Eurodollar Rate Advances.

                  (b) Any Eurodollar Rate Advances shall automatically convert to Alternate Base Rate Advances upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Advance at least three (3) Business Days prior to such last day in accordance with the terms hereof. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Bank or any participant with Lender for any loss (including loss of reasonably anticipated profits), cost or expense incurred by such person, as a result of the conversion of

Eurodollar Rate Advances or Average Eurodollar Rate Advances, as the case may be, to Alternate Base Rate Advances pursuant to any of the foregoing. Any Eurodollar Rate Advances shall bear interest at the Default Rate in the event that (i) an Event of Default shall exist or have occurred, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Alternate Base Rate Advances which have previously been converted to Eurodollar Rate Advances, or which existing Eurodollar Rate Advances have been continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (x) the aggregate principal amount of the Advances then outstanding, or (y) the Advances then available to Borrowers under Section 2.1 hereof. Any Average Eurodollar Rate Advances shall automatically convert to Alternate Base Rate Advances in the event that an Event of Default or an Incipient Event of Default shall exist or have occurred or this Agreement shall terminate or not be renewed and such Alternate Base Rate Advances shall bear interest at the Default Rate.

                  (c) Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Lender, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Lender, and such request shall be irrevocable.

         2.5 Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place the Lender may designate from time to time and, together with any and all other Obligations of Borrowers to Lender, shall be charged to any account of the Borrowers on the Lender's books. During the Term, Borrowers may use the Revolving Advances by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by the Borrowers or deemed to have been requested by the Borrowers under Section 2.4(c) hereof shall, with respect to requested Revolving Advances to the extent the Lender makes such Revolving Advances, subject to Section 2.3 hereof, be made available to the Borrowers on the day so requested by way of credit to Industries' operating account at such bank as Industries may designate following notification to Lender, in immediately available federal or other immediately available funds or, with respect to Revolving Advances deemed to have been requested, be disbursed to the Lender in payment of outstanding Obligations.

         2.6      Repayment of Advances.

                  (a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Cap/Ex Loans shall be due and payable as provided in Section 2.2 hereof and in the Cap/Ex Note.

                  (b) The Borrowers recognize that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by the Lender on the date received. In consideration of the Lender's agreement to conditionally credit any account of Borrowers as of the Business Day on which the Lender receives from the Blocked Account bank or the Depository Account bank those items of payment, Borrowers agree that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Lender on account of the Obligations one (1) Business Day after confirmation to Lender by the Blocked Account bank or the Depository Account bank as provided for in Section 4.15(h), that such items of payment have been collected in good funds and finally credited by Lender to any account of Borrowers. The Lender is not, however, required to credit any account of Borrowers for the amount of any item of payment which is unsatisfactory to the Lender and the Lender may charge any account of Borrowers for the amount of any item of payment which is returned to the Lender unpaid.

                  (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to the Lender at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in Federal or other funds immediately available to the Lender. Lender shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging any account of Borrowers or by making Advances as provided in Section
2.5 hereof.

                  (d) The Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

         2.7 Repayment of Overformula Amounts. The aggregate balance of all Revolving Advances constituting an Overformula Amount shall be immediately due and payable without the necessity of any demand, at the place designated by Lender, whether or not an Incipient Event of Default or Event of Default has occurred, unless otherwise expressly agreed to in writing by Lender.

         2.8 Statement of Account. Lender shall maintain, in accordance with its customary procedures, a loan account in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Lender and the date and amount of each payment in respect thereof; provided, however, the failure by Lender to record the date and amount of any Advance shall not adversely affect Lender. For each month, Lender shall send to the Borrowers a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lender and the Borrowers, during such month. The monthly statements shall be deemed correct and binding upon the Borrowers in the absence of manifest error and shall constitute an account stated between Lender and the Borrowers unless Lender receives a written statement of the Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by the Borrowers. The records of Lender with respect to the loan account shall be prima facie evidence of the amounts of Advances and other changes thereto and of payments applicable thereto.

         2.9 Letters of Credit. Subject to the terms and conditions hereof, Lender shall issue or cause the issuance of Letters of Credit ("Letters of Credit"); provided, however, that Lender will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause: (i) the sum of (A) the aggregate amount of all outstanding Revolving Advances hereunder, plus (B) all issued and outstanding Letters of Credit hereunder to exceed the lesser of (x) the Maximum Revolving Advance Amount and (y) the Formula Amount (exclusive of, for the purposes of calculating the Formula Amount, any Reserves established for Letters of Credit); or (ii) the sum of (A) the aggregate amount of all outstanding Revolving Advances hereunder, plus (B) all issued and outstanding Letters of Credit hereunder, plus (C) the aggregate amount of all Revolving Advances under the Affiliate Loan Agreements, plus (D) all issued and outstanding Letters of Credit under the Affiliate Loan Agreements to exceed the lesser of (x) the Maximum Revolving Advance Amount and (y) the aggregate Formula Amount hereunder and under the Affiliate Loan Agreements (in each case, exclusive of, for the purposes of calculating the Formula Amount, any Reserves established for Letters of Credit). The maximum amount of outstanding Letters of Credit hereunder and under the Affiliate Loan Agreements shall not exceed $1,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be a Revolving Advance which is an Alternate Base Rate Advance and shall bear interest at the applicable Revolving Advance Interest Rate set forth in Section 1.2 hereof.

         2.10     Issuance of Letters of Credit.

                  (a) Borrowers may request Lender to issue or cause the issuance of a Letter of Credit or by delivering to Lender at the Payment Office, Lender's standard form of Letter of Credit and Security Agreement together with Bank's standard form of Letter of Credit Application (collectively, the "Letter of Credit Application") and any draft, if applicable, completed to the satisfaction of Lender; and, such other certificates, documents and other papers and information as Lender may reasonably request.

                  (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than six months after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revisions thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

         2.11     Requirements For Issuance of Letters of Credit

                  (a) In connection with the issuance of any Letter of Credit, Borrowers shall indemnify, save and hold Lender harmless from any loss, cost, expense or liability, including, without limitation, payments made by Lender, and expenses and reasonable attorneys' fees incurred by Lender arising out of, or in connection with, any Letter of Credit to be issued or created for Borrowers. Borrowers shall be bound by Lender's or any issuing or accepting bank's regulations and good  faith  interpretations  of any  Letter of Credit  issued  or  created  for
Borrowers' account, although this interpretation may be different from Borrowers' own, and, neither Lender, the bank which opened the Letter of Credit nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether by omission or commission, in following Borrowers' instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in creating or paying any Letter of Credit, except for Lender's gross negligence or willful misconduct or such issuing banks' or correspondents' willful misconduct.

                  (b) Borrowers shall authorize and direct any bank which issues a Letter of Credit to name the applicable Borrower as the "Account Party" therein and to deliver to Lender all instruments, documents, and other writings and property received by the bank pursuant to the Letter of Credit or in connection with any acceptance and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

                  (c) In connection with all Letters of Credit issued or created by Lender under this Agreement, Borrowers hereby appoint Lender, or its designee, as its attorney-in-fact, with full power and authority (a) to sign and/or endorse the applicable Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (b) to sign the applicable Borrower's name on bills of lading; (c) to clear Inventory through customs in the name of the applicable Borrower or Lender or Lender's designee, and to sign and deliver to Customs Officials powers of attorney in the name of the applicable Borrower for such purpose; and (d) to complete in the applicable Borrower's name or Lender's, or in the name of Lender's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Lender nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Lender's or its attorney's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

         2.12 Additional Payments. Any sums expended by Lender due to the Borrowers failure to perform or comply with its obligations under this Agreement including, without limitation, Borrowers' obligations under Sections 4.2, 4.4, 4.10, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to any account of the Borrowers' as a Revolving Advance and added to the Obligations. Any sums expended by Lender or any amounts charged to any account of Borrowers as a Revolving Advance shall be an Alternate Base Rate Advance and shall bear interest at the applicable Revolving Advance Interest Rate as set forth in
Section 1.2 hereof.

3.       INTEREST AND FEES.

         3.1 Interest. Interest on Advances shall be payable in arrears on the last day of each month, except that, interest with respect to Eurodollar Rate Advances shall be payable on the last day of the Interest Period with respect thereto. Interest charges shall be computed on the actual average of such daily Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to (i) with respect to Revolving Advances, the Revolving Advance Interest Rate, and (ii) with respect to Cap/Ex Loans, the Cap/Ex Loan Interest Rate (as applicable, the "Contract Rate"). Whenever, subsequent to the date hereof, the Alternate Base Rate or the Average Eurodollar Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate or Average Eurodollar Rate, as the case may be, during the time such change or changes remain in effect. If an Overformula Amount exists for five (5) or more days in any month during the Term, Advances (other than Cap/Ex Loans) for that month shall bear interest at the Overformula Rate. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Contract Rate plus two percent (2%) per annum (the "Default Rate").

         3.2      Letters of Credit.

                  (a) Borrowers shall pay Lender (i) (A) for issuing or causing the issuance of a standby Letter of Credit, a fee computed at a rate per annum of three percent (3%) on the outstanding amount thereof from time to time, and
(B) for issuing or causing the issuance of a Letter of Credit that is not a standby Letter of Credit, a fee equal to one-quarter of one percent (.25%) of the original and each increase in the face amount thereof for each 30 days or part thereof of its term (the fees set forth in (A) and (B) are hereinafter referred to as "Letter of Credit Fees"), and (ii) issuing bank's other customary charges payable in connection with Letters of Credit as in effect from time to time (which charges shall be furnished to Borrowers by Lender upon request). Such fees and charges shall be payable (i) in the case of any Letter of Credit, monthly thereafter in advance, (ii) in the case of a standby Letter of Credit,
(A) monthly thereafter in advance and (B) upon each increase in the outstanding amount thereof, and (iii) in the case of any Letter of Credit that is not a standby Letter of Credit, at the time of each increase in face amount thereof. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

                  (b) On demand, Borrowers will cause cash to be deposited and maintained in an account with Lender, as cash collateral, in an amount equal to outstanding Letters of Credit and Borrowers hereby irrevocably authorize Lender, in its discretion, on Borrowers' behalf and in each Borrowers' name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrowers, in the amounts required to be made by Borrowers, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrowers coming into Lender's possession at any

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






time. Borrowers may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement. In the event Borrower shall deposit with Lender cash collateral as provided herein, Lender agrees to release any Reserve established in respect of such outstanding Letters of Credit to the extent of such cash collateral.

         3.3 Closing Fee. Upon the execution of this Agreement, Borrowers, jointly and severally with Ditel, shall pay to Lender a closing fee of $75,000, less that portion of the commitment fee in the amount of $37,500 heretofore paid by Borrowers and Ditel to Lender.

         3.4 Collateral Monitoring Fee. Borrowers, jointly and severally with Ditel, shall pay to Lender monthly, on the first day of each month a collateral monitoring fee in an amount equal to $1,500 per month.

         3.5 Unused Facility Fees. (a) Borrowers, jointly and severally with Ditel, shall pay to Lender monthly, on the first day of the month for the immediately preceding month, if the sum of (i) the average closing daily balance of all Revolving Advances and amounts due under Letters of Credit outstanding during any such calendar month, and (ii) the average closing daily balance of all "Revolving Advances" and amounts due under "Letters of Credit" outstanding during any such calendar month under, and as said quoted terms are defined in the Affiliate Loan Agreements (for each month, collectively, the "Average Daily Closing Revolver Balances") is, in the aggregate, less than the Maximum Revolving Advance Amount (such difference for each month, the "Applicable Revolver Amount"), an unused facility fee at a rate equal to one eighth of one percent (.125%) per annum of the Applicable Revolver Amount.

                  (b) From the date hereof up to January 1, 1999, Borrowers, jointly and severally with Ditel, shall pay to Lender monthly, on the first day of the month for the immediately preceding month, if the sum of (i) the average closing daily balance of all Cap/Ex Loans outstanding during any such calendar month, and (ii) the average closing daily balance of all "Cap/Ex Loans" under, and as said quoted term is defined in the Affiliate Loan Agreements (for each month, collectively, the "Average Daily Closing Cap/Ex Balances") is, in the aggregate, less than $6,500,000 (the "Applicable Cap/Ex Amount"), an unused facility fee at a rate equal to one eighth of one percent (.125%) per annum by which the Applicable Cap/Ex Amount exceeds such Average Daily Closing Cap/Ex Balances.

         3.6 Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

         3.7 Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess interest shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess interest is greater than the previously unpaid principal balance, the Lender shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.8 Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by the Lender (for purposes of this Section 3.8, the term "Lender" shall include Lender or any corporation or bank controlling Lender) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                  (a) subject the Lender to any tax of any kind whatsoever with respect to this Agreement or any Advance or change the basis of taxation of payments to the Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of the Lender by the jurisdiction in which it maintains its principal office);

                  (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of the Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                  (c) impose on the Lender any other condition with respect to this Agreement, any Other Documents or any other Advances; and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining its Advances hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that the Lender deems to be material, then, in any case the Borrowers shall promptly pay the Lender, upon its demand, such additional amount as will compensate the Lender for such additional cost or such reduction, as the case may be. The Lender shall certify the amount of such additional cost or reduced amount to the Borrowers, and such certification shall be conclusive absent manifest error.

         3.9      Capital Adequacy.

                  (a) In the event that the Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (for purposes of this Section 3.9, the term "Lender" shall include Lender and any corporation or bank controlling Lender) and the office or branch where Lender (as so defined) makes or maintains any Advances with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then, from time to time, the Borrowers shall pay upon demand to the Lender such additional amount or amounts as will compensate the Lender for such reduction. In determining such amount or amounts, the Lender may use any reasonable averaging attribution methods. The protection of this Section 3.9 shall be available to the Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have been imposed.

                  (b) A certificate of the Lender setting forth such amount or amounts as shall be necessary to compensate the Lender as specified in this
Section 3.9 shall be delivered to the Borrowers and shall be conclusive absent manifest error.

         3.10 Survival. The obligations of the Borrowers under this Article 3 shall survive termination of this Agreement and the Other Documents.

4.       COLLATERAL: GENERAL TERMS.

         4.1 Security Interest in the Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrowers hereby assign, pledge and grant to Lender a continuing security interest in and to all of the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrowers shall mark their books and records as may be necessary and appropriate to evidence, protect and perfect Lender's security interest and shall cause its financial statements to reflect such security interest.

         4.2 Perfection of Security Interest. Borrowers shall take all action that may be necessary or desirable, or that Lender may request, so as at all time to maintain the validity, perfection, enforceability and priority of Lender's security interest in the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) immediately discharging all Liens other than Permitted
Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Lender, endorsed or accompanied by such instruments of assignment as Lender may specify, and stamping or marking, in such manner as Lender may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Lender, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Lender, relating to the creation, validity, perfection, maintenance or continuation of Lender's security interest under the Uniform Commercial Code or other applicable law. All charges, expenses and fees the Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to any account of the Borrowers and added to the Obligations, or at the Lender's option, shall be paid to the Lender immediately upon demand.

         4.3 Disposition of Collateral. The Borrowers will safeguard and protect all Collateral for the Lender's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $150,000 (net of taxes and expenses) and only to the extent that (i) the proceeds for any such disposition are used to acquire replacement Equipment which is subject to Lender's first priority security interest or (ii) the proceeds of which are remitted to Lender as a prepayment on the Cap/Ex Term Loan. Borrowers shall remit to Lender the net proceeds of any such sale or disposition immediately upon receipt thereof. Borrowers shall only be permitted to use the proceeds of any such disposition to acquire replacement Equipment if Borrowers provide Lender with notice of its intent to acquire replacement Equipment within thirty
(30) days after the receipt of such proceeds by Borrowers. In the event such notice is not received by Lender within such thirty (30) day period, or such replacement Equipment is not purchased within ninety (90) days after such notice is received by Lender, said proceeds shall be immediately applied by Lender in respect of the Cap/Ex Term Loan.

         4.4 Preservation of Collateral. In addition to the rights and remedies set forth in Section 11.1 hereof, the Lender: (a) may at any time take such steps as the Lender deems necessary to protect the Lender's interest in and to preserve the Collateral, including after the occurrence of an Event of Default and during its continuance, the hiring of such security guards for the placing of such security protection measures as the Lender may deem appropriate; (b) may employ and maintain at any of the Borrowers' premises a custodian who shall have full authority to do all acts necessary in Lender's good faith judgment to protect the Lender's interests in the Collateral; (c) after the occurrence of an Event of Default and during its continuance, may lease warehouse facilities to which the Lender may move all or part of the Collateral; (d) after the occurrence of an Event of Default and during its continuance, may use any of the Borrowers' owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Borrowers' owned or leased property. The Borrowers shall cooperate fully with all of the Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Lender may direct. All of the Lender's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to the Borrowers' account and added to the Obligations.


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






         4.5 Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to the Lender's security interest: (a) the Borrowers shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first security interest in each an every item of the Collateral to the Lender; and, except for Permitted Encumbrances the
Collateral shall be free and clear of all Liens, Claims, Charges and encumbrances whatsoever; (b) each document and agreement executed by Borrowers or delivered to Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of Borrowers that appear on such documents and agreements shall be genuine and Borrowers shall have full capacity to execute same; and (d) Borrowers' Equipment and Inventory is located as set forth on Exhibit 4.5 and shall not be removed from such location(s) without the prior written consent of the Lender except (i) with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof, (ii) the relocation of Inventory and/or Equipment to any of the locations set forth in Exhibit 4.5 (other than the relocation to processors which shall be governed by the provisions of Section 4.5(d)(iii) below), provided that, with respect to the relocation of Equipment, Lender receives not less than thirty (30) days prior written notice of any intended relocation, except that, Borrowers shall not be permitted to relocate or move any Equipment to the Dominican Republic from the United States, the Commonwealth of Puerto Rico or otherwise without Lender's prior written consent, and (iii) the relocation of any of the Borrower's molds, tools, dies and goods to any location specified in Exhibit 4.5 as a processor location, provided that, in connection therewith, at Lender's option, Industries and Ditel shall use their best efforts to cause any such processor designated by Lender to execute and deliver in favor of Lender an acknowledgment and waiver in form and substance satisfactory to Lender and the aggregate amount of all such molds, tools and dies delivered to such processors shall not, without Lender's prior written consent, exceed at any given time an aggregate original cost of $600,000, subject to adjustment from time to time in Lender's sole discretion.

         4.6 Defense of Lender's Interests. Until (a) payment and performance in full of all of Obligations and (b) termination of this Agreement, the Lender's interests in the Collateral hereby granted to the Lender shall continue in full force and effect. During such period, the Borrowers shall not, without the Lender's prior written consent, pledge, sell or transfer (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section
4.3 hereof, and except as otherwise expressly permitted by this Agreement and the Other Documents), pledge, assign, create or suffer to exist a security interest in, Lien, Claim or Charge upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. The Borrowers shall defend the Lender's interests in the Collateral against any and all persons whatsoever. In connection with the exercise of its rights under Section 11 hereof, Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Lender exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Lender at a place reasonably convenient to

Lender. In addition, with respect to all Collateral, Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Borrowers shall, and Lender may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver same to Lender and/or subject to Lender's order and if they shall come into Borrowers' possession, they, and each of them, shall be held by Borrowers in trust as Lender's trustee, and Borrowers will immediately deliver them to Lender in their original form together with any necessary endorsement.

         4.7 Books and Records. The Borrowers (a) shall keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on their books, accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on their books, from their earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied and, to the extent applicable, in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers.

         4.8 Financial Disclosure. The Borrowers hereby irrevocably authorize and direct all accountants and auditors employed by the Borrowers at any time during the term of this Agreement to exhibit and deliver to Lender copies of any of the Borrowers' financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Lender any information such accountants may have concerning the Borrowers' financial status and business operations. The Borrowers hereby authorize all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to the Borrowers, whether made by the Borrowers or otherwise; however, Lender will attempt to obtain such information or materials directly from the Borrowers prior to obtaining such information or materials from such accountants.

         4.9 Compliance with Laws. The Borrowers shall comply in all materials respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of the Borrowers' business the non-compliance with which would have a material adverse effect on the Collateral, or the operations, business or condition (financial or otherwise) of the Borrowers. The Borrowers may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of the Lender to protect the Lender's lien on or security interest in the Collateral.

         4.10 Inspection of Premises. At all reasonable times, Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from the Borrowers' books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrowers' business. Such audits, checks, inspections and the making of abstracts shall be at Borrowers' expense, except that, prior to an Event of Default or an unsatisfactory inspection, as determined by Lender in its sole discretion, Borrowers shall only be required to reimburse Lender for Lender's costs and expenses incurred in connection with not more than three such audits, checks, inspections or making of abstracts per annum. Lender and its agents may enter upon any of the Borrowers' premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrowers' business.

         4.11 Insurance. Borrowers shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. At the Borrowers' own cost and expense in amounts and with carriers acceptable to Lender, the Borrowers shall (a) keep all its insurable properties and properties in which the Borrowers have an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrowers' including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in business similar to Borrowers' insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrowers either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such workmen's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrowers are engaged in business; (e) furnish Lender with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least ten (10) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to the Lender, naming the Lender as loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), and (b) above, and providing (A) that all proceeds thereunder shall be payable to the Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to the Lender. In the event of any loss thereunder, the carriers named therein hereby are directed by the Lender and Borrowers to make payment for such loss to the Lender and not to the Borrowers and the Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to the Borrowers and the Lender jointly, the Lender may endorse the applicable Borrower's name thereon and do such other things as the Lender may deem advisable to reduce the same to cash. The Lender in its discretion, reasonably exercised, is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above;

except that, so long as no Event of Default exists and is continuing, Borrower, with Lender's consent, which consent shall not be unreasonably withheld, shall adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Lender upon any such insurance may be applied to the Obligations, in such order as Lender in its sole discretion shall determine. Any surplus shall be paid by the Lender to the Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Borrowers to the Lender in respect of any then due Obligations. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Lender shall remit to Borrowers insurance proceeds received by Lender during any calendar year under insurance policies procured and maintained by Borrowers which insure Borrowers' insurable properties to the extent such insurance proceeds do not exceed $100,000 in the aggregate during such calendar year or $25,000 per occurrence. In the event the amount of insurance proceeds received by the Lender for any occurrence exceeds $25,000, then the Lender shall not be obligated to remit the insurance proceeds to Borrowers unless Borrowers shall provide Lender with evidence reasonably satisfactory to Lender that the insurance proceeds will be used by Borrowers to repair, replace or restore the insured property which was the subject of the insurable loss. In the event Borrowers have previously received (or, after giving effect to any proposed remittance by Lender to Borrowers would receive) insurance proceeds which equal or exceed $100,000 in the aggregate during any calendar year, and provided no Event of Default shall exist, then upon Borrowers' written request, which request shall be made within thirty (30) days from the receipt of any such proceeds, Lender shall remit such insurance proceeds to Borrowers upon Borrowers providing Lender with evidence reasonably satisfactory to Lender that the insurance proceeds will be used by Borrowers to repair, replace or restore the insured property which was the subject of the insurable loss. In the event Lender fails to receive any request within such thirty (30) day period or Borrowers fail to repair, replace or restore the insured property within ninety (90) days from the date Lender receives such insurance proceeds, then Lender shall immediately apply such insurance proceeds in respect of the Cap/Ex Loans in accordance with Section 2.2
(e) hereof.

         4.12 Failure to Pay Insurance. If the Borrowers fail to obtain insurance as hereinabove provided, or to keep the same in force, the Lender, if the Lender so elects, may obtain such insurance and pay the premium therefor for the Borrowers' account, and charge any account of Borrowers therefore and such expenses so paid shall be part of the Obligations.

         4.13 Payment of Taxes. The Borrowers will pay, when due, all taxes, assessments and other Charges or Claims lawfully levied or assessed upon Borrowers or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, old age benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrowers and Lender with Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any Claim shall be made which, in the

Lender's opinion, may possibly create a valid Lien, Charge or Claim on the Collateral, the Lender may without notice to Borrowers pay the taxes, assessments, Liens, Charges or Claims and Borrowers hereby indemnify and hold Lender harmless in respect thereof. The Lender will not pay any taxes, assessments, Liens, Charges or Claims to the extent that Borrowers have contested or disputed those Liens, Charges and Claims in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of the Lender to protect the Lender's security interest in or Lien on the Collateral. The amount of any payment by Lender under this Section 4.13 shall be deemed to be a Revolving Advance and shall be charged to any account of the Borrowers as an Alternate Base Rate Advance and added to the Obligations and, until Borrowers shall furnish Lender with an indemnity therefore (or supply Lender with evidence satisfactory to Lender that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to Borrowers' credit and Lender shall retain its security interest in any and all Collateral held by Lender. Nothing contained herein shall require or be deemed to require Borrowers to pay any income tax of Lender or any income tax which may be payable by Lender for income earned by Lender in respect of the loans made hereunder.

         4.14 Payment of Leasehold Obligations. The Borrowers shall at all times pay, when and as due, their rental obligations under all real estate leases under which they are tenants, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at the Lender's request will provide evidence of having done so.

         4.15     Receivables.

                  (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of the Borrowers, or work, labor or services theretofore rendered by the Borrowers and as of the date each Receivable is created, same shall be due and owing in accordance with Borrowers' standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by the Borrowers to the Lender.

                  (b) Solvency of Customers. Each Customer, to the best of the Borrowers' knowledge, as of the date each Receivable with respect to such Customer is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due. With respect to such Customers of Borrowers who are not solvent, the Borrowers have set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

                  (c) Location of Borrowers. The Borrowers' chief executive office is located at 1385 Akron Street, Copiague, New York 11726. Until written notice is given to the Lender by Borrowers of any other office at which Borrowers keeps records pertaining to Receivables, all such records shall be kept at such executive office or at any of the other locations listed on Exhibit 4.5.

                  (d) Collection of Receivables. Until the Borrowers' authority to do so is terminated by the Lender (which notice the Lender may give at any time following the occurrence of an Event of Default or when the Lender in its sole discretion reasonably exercised deems it to be in the Lender's best interest to do so), the Borrowers will, at the Borrowers' sole cost and expense, but on the Lender's behalf and for the Lender's account, collect as proceeds of the Lender's Collateral and in trust for the Lender all amounts received on Receivables, and shall not commingle such collections with the Borrowers' funds or use the same except to pay Obligations. The Borrowers shall, upon request, deliver to the Lender in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                  (e) Notification of Assignment of Receivables. At any time after the occurrence of an Event of Default or Incipient Event of Default, Lender shall have the right to send notice of the assignment of, and the Lender's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, the Lender shall have the sole right to collect the Receivables, take possession of the Collateral, or both. All costs, fees and expenses, including stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to the Borrowers' account and added to the Obligations.

                  (f) Power of Lender to Act on  Borrowers'  Behalf.  The Lender
shall have the right to receive, endorse, assign and/or deliver in the name of the Lender or the Borrowers any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and the Borrowers hereby waive notice of presentment, protest and non-payment of any instrument so endorsed. The Borrowers hereby constitute the Lender or the Lender's designee as the Borrowers' attorney-in-fact with power (i) to endorse the applicable Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign the applicable Borrower's name on any invoice or bill of lading relating to any of the Receivables; (iii) to send verifications of Receivables, drafts against Customers, assignments and verifications of Receivables; (iv) to send verifications of Receivables to any Customer; (v) to sign the applicable Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by the Lender to preserve, protect, or perfect the Lender's interest in the Collateral and to file same; (vi) upon the occurrence of an Event of Default and during its continuance, to demand payment of the Receivables; (vii) upon the occurrence of an Event of Default and during its continuance, to enforce payment of the Receivables by legal proceedings or otherwise; (viii) upon the occurrence of an Event of Default and during its continuance, to exercise all of Borrowers' rights and remedies with respect to the collection of the Receivables and any other Collateral; (ix) upon the occurrence of an Event of Default and during its continuance, to settle, adjust, compromise, extend or renew the Receivables; (x) upon the occurrence of an Event of Default and during its continuance, to settle, adjust or compromise any legal proceedings brought to collect Receivables; (xi) upon the occurrence of an Event of Default and during its continuance, to prepare, file and sign the applicable Borrower's name on a proof of claim in bankruptcy or similar document against any account debtor; (xii) to prepare, file and sign the applicable Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xiii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. The Lender shall have the right at any time following the occurrence of an Event of Default to change the address for delivery of mail addressed to the Borrowers to such address as the Lender may designate.

                  (g) No Liability. The Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom other than due to Lender's gross negligence or willful misconduct, except that, in no event shall Lender be liable for lost profits or other special or consequential damages. Upon the occurrence of an Event of Default and during its continuance, the Lender may, without notice or consent from the Borrowers, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. The Lender is authorized and empowered to accept following the occurrence of an Event of Default the return of the goods represented by any of the Receivables, without notice to or consent by the Borrowers, all without discharging or in any way affecting the Borrowers' liability hereunder.

                  (h) Establishment of a Lockbox Account, Dominion Account. All proceeds of Receivables shall, at the direction of Lender, be deposited by the Borrowers into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Lender may require pursuant to an arrangement with such bank as may be selected by Borrowers and be acceptable to Lender. The Borrowers shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to the Lender, either to any account maintained by the Lender at said bank or by wire transfer to appropriate account(s) of the Lender. All funds deposited in such "blocked account" shall immediately become subject to Lender's first priority security interest and the Borrowers shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Lender may establish depository accounts ("Depository Accounts") in the name of Lender at a bank or banks for the deposit for such funds and Borrowers shall deposit all proceeds of Receivables or cause same to be deposited, in kind, in such Depository Accounts of Lender in lieu of depositing same to the Blocked Accounts.

         4.16 Inventory. All Inventory has been, and will be produced by Borrowers in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

         4.17 Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrowers shall have the right to sell Equipment to the extent set forth in
Section 4.3 hereof.

         4.18 Exculpation of Liability. Nothing herein contained shall be construed to constitute the Lender as the Borrowers' agent for any purpose whatsoever, nor shall the Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof other than any damage, loss or destruction to the Collateral actually arising as a direct and sole result of Lender's gross negligence or willful misconduct. The Lender does not, whether by anything herein or in any assignment or otherwise, assume any of the Borrowers' obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

         4.19 Environmental Matters. (a) Borrowers will ensure that the Real Property remains in substantial compliance with all Environmental Laws and Borrowers will not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law and appropriate governmental authorities.

                  (b) Borrowers will establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic review of such compliance.

                  (c) Borrowers will (i) employ in connection with its use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrowers shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by the Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                  (d) In the event the Borrowers obtain, give or receive notice of any Release of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such even being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that Borrowers are potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Borrowers' interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then the Borrowers shall, within five (5) Business Days, give written notice of same to the Lender detailing non-privileged and non-confidential facts and circumstances of which the Borrowers are aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow the Lender to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon the Lender with respect thereto.

                  (e) Borrowers shall promptly forward to the Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrowers to dispose of Hazardous Substances and shall continue to forward copies of correspondence between the Borrowers and the Authority regarding such claims to the Lender until the claim is settled. The Borrowers shall promptly forward to the Lender copies of all documents and reports concerning a hazardous Discharge at the Real Property that the Borrowers are required to file under any Environmental Laws. Such information is to be provided solely to allow the Lender to protect Lender's security interest in the Real Property and the Collateral.

                  (f) Borrowers shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard to health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If Borrowers shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrowers shall fail to comply with any of the requirements of any Environmental Laws, the Lender may, but without the obligation to do so, for the sole purpose of protecting the Lender's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as the Lender (or such third parties as directed by the Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by the Lender (or such third parties) in the exercise of any such rights, including any sums pain in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Revolving Advances shall be paid upon demand by the Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender and Borrowers.

                  (g) Promptly upon the written request of the Lender from time to time, Borrowers shall provide Lender, at the Borrowers' expense, with an Environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of the Lender, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to the Lender. If such estimates, individually or in the aggregate, exceed $100,000, the Lender shall have the right to require the Borrowers to post a bond, letter of credit or other security reasonably satisfactory to the Lender to secure payment of these costs and expenses.

                  (h) Borrowers shall defend and indemnify the Lender and hold the Lender harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by the Lender under or on account of any Environmental Laws, including without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or engages from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expenses is attributable to any Hazardous Discharge resulting from actions on the part of the Lender. The Borrowers' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. The Borrowers' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                  (i) For purposes of this Section 4.19, all references to Real Property shall be deemed to include all of Borrowers' right, title and interest in and to leased premises.

5.       REPRESENTATIONS AND WARRANTIES.

         Each Borrower represents and warrants as follows:

         5.1 Authority. Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and perform all obligations hereunder. The execution, delivery and performance hereof and of the Other Documents are within such Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower's by-laws, certificate of incorporation or other applicable documents relating to such Borrower's formation or to the conduct of such Borrower's business or of any material agreement or undertaking to which the Borrower is a party or by which the Borrower is bound, and will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of the Borrower under the provisions of any agreement, charter, instrument, by-law of other instrument to which the Borrower is a party or by which it may be bound.

         5.2 Formation and Qualification. Each Borrower is duly incorporated and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in the states listed on Exhibit 5.2 which constitute all states in which qualification and good standing are necessary for the Borrower to conduct its business and own its properties and where the failure to so qualify would have a material adverse effect on Borrower or its business. Borrower has delivered to Lender true and complete copies of its certificate of incorporation and by-laws and will promptly notify Lender of any amendment or changes thereto.

         5.3 Survival of Representations and Warranties. All representations and warranties of each Borrower contained in this Agreement and the Other Documents shall be true at the time of Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.
         5.4 Tax Returns. Industries' federal tax identification number is 66-0328885, and Corporation's federal tax identification number is 11-2113711. Each Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable (unless the same is being contested as permitted under this Agreement). The provision for taxes on the books of each Borrower are adequate for all years not closed by applicable statutes, and for such Borrower's current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

         5.5      Financial Statements.

                  (a) The preliminary pro forma consolidated and consolidating balance sheet of Industries and its Subsidiaries prepared as of March 27, 1998 (the "Pro Forma Balance Sheet") furnished to Lender on the Closing Date reflects the consummation of the transactions contemplated under this Agreement (the "Transactions") and is, to the best of Borrowers' knowledge, accurate, complete and correct in all material respects and fairly reflects Industries' and its Subsidiaries' consolidated and consolidating financial condition in all material respects as of the last Friday of the month immediately preceding the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied (except for the absence of footnote or as otherwise disclosed therein). The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the President and Chief Financial Officer of Industries and its Subsidiaries, to the best of their knowledge. All financial statements referred to in this Section 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

                  (b) The twelve-month consolidated cash flow projections of Industries and its Subsidiaries, and projected balance sheets, each prepared as of March 27, 1998, copies of which have been delivered to Lender, were prepared by the Chief Financial Officer of Industries and its Subsidiaries, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect as of such date the judgment of Industries and its Subsidiaries, based on then present circumstances of the most likely set of conditions and course of action for the project period. The cash flow projections and the projected balance sheets referred to in this Section 5.5(b), together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

                  (c) (i) The consolidated and consolidating balance sheets of Industries and its Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of June 27, 1997, and the related statements of income, stockholder's equity, and cash flows for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Lender, have been prepared in accordance with GAAP, practices and procedures, consistently applied (except for changes in application in which such accountants concur, and any absence of footnotes and as otherwise disclosed therein) and present fairly the consolidated financial position of Industries and its Subsidiaries at such date and the consolidated results of their operations for such period. (ii) Since January 30, 1998, and as certified as to its accuracy by the Chief Financial Officer of Industries and its Subsidiaries, there has been no material adverse change in the consolidated condition, financial or otherwise, of Industries and its Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Industries and its Subsidiaries, except changes in the ordinary course of business.

                  (d) As of the Closing Date, each of the Borrowers' fiscal quarters and fiscal months end on the last Friday of each fiscal quarter and fiscal month, respectively.

         5.6 Corporate Name. Each of the Borrowers has not been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Exhibit 5.6, nor have either of the Borrowers been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any person during the preceding five (5) years.

         5.7      O.S.H.A. and Environment Compliance.

                  (a) Each of the Borrowers have duly complied with, and its facilities, business assets, property, leaseholds and equipment are in compliance in all material respects with, the provisions, of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to Borrowers or relating to their respective business, assets, property, leaseholds or equipment under any such laws, rules or regulations.

                  (b) Each of the Borrowers has been issued all required federal, state and local licenses, certificates or permits relating to, and each of the Borrowers and their facilities, businesses, assets, property, leaseholds and equipment are in compliance in all material respects with, all applicable Environmental Laws.

                  (c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by Borrowers; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by Borrowers; (iii) neither the Real Property nor any premises leased by Borrowers have ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by Borrowers, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of the Borrowers or of its tenants.

                  (d) Each of the Borrowers hereby indemnifies and holds Lender harmless from and against any liability, loss, damage, suit, action or proceeding pertaining to Hazardous Wastes or Toxic Substances at, upon, under or within any Real Property or any premises leased by Borrowers, including, but not limited to, claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under CERCLA, RCRA, or any other federal, state or municipal law or regulation, or tort, contract or common law.

         5.8      Solvency; No Litigation; Violation.

                  (a) Each of the Borrowers is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

                  (b) Except as disclosed in Exhibit 5.8(b), or otherwise disclosed to Lender from time to time in writing, each of the Borrowers has (i) no pending or threatened litigations, actions or proceedings which involve the possibility of materially and adversely affecting its business, assets, operations, condition or prospects, financial or otherwise, or the Collateral, or the ability of each such Borrower to perform this Agreement, and (ii) no liabilities nor indebtedness other than the Obligations, or otherwise as permitted hereunder.

                  (c) Each of the Borrowers is not in violation of any applicable statute, regulation or ordinance in any respect materially and adversely affecting the Collateral or its business, assets, operations or condition or prospects, financial or otherwise, nor is such Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

                  (d) Each of the Borrowers has received no notice that it is not in full compliance with any of the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and its regulations and, (i) it has not engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code as amended, (ii) it has met all applicable minimum funding requirements under Section 302 of ERISA in respect of their plans and no funding requirements have been postponed or delayed, (iii) it has no knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of the employee benefit plans, (iv) there exists no event described in Section 4043 of ERISA, excluding subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30) day notice period contained in 12 CFR Section 2615.3 has not been waived, (v) it does not have any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than its employees or former employees, and (vi) it has not withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the Multi-Employer Pension Plan Amendments of 1980.

         5.9 Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, tradenames, trade secrets and licenses owned or utilized by each of the Borrowers are set forth on Exhibit 5.9 (or, if acquired or created after the Closing Date, are disclosed to Lender in writing), are valid and (to the extent applicable) have been duly registered or filed with all appropriate governmental authorities; there is no objection or pending challenge to the validity of any patent, trademark, copyright, trade name, trade secret or license which is material to the conduct of Borrowers' business as presently conducted, and Borrowers are not aware of any grounds for any challenge, except as set forth in Exhibit 5.9 hereto (or, if acquired or created after the Closing Date, as disclosed to Lender in writing).

         5.10 Licenses and Permits. Except as set forth in Exhibit 5.10, each of the Borrowers (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of Industries and its Subsidiaries on a consolidated basis.

         5.11 Default of Indebtedness. Except as disclosed to the Lender in writing, each of the Borrowers is not in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

         5.12 No Default. Except as set forth in Exhibit 5.12, or as disclosed to the Lender from time to time in writing, each of the Borrowers is not in default in the payment or performance of any of its contractual obligations and no Incipient Event of Default has occurred.

         5.13 No Burdensome Restrictions. Each of the Borrowers is not party to any contract or agreement the performance of which would affect the business, assets, operations, condition or prospects (financial or otherwise) of Industries and its Subsidiaries on a consolidated basis. Each of the Borrowers has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.14 No Labor Disputes. Each of the Borrowers is not involved in any labor dispute; there are no strikes or walkouts or union organization of any of its employees threatened or in existence and no labor contract is scheduled to expire during the Term; in each case, other than as set forth on Exhibit 5.14 hereto, or as disclosed to the Lender from time to time in writing.

         5.15 Margin Regulations. Each of the Borrowers is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Loan will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.16 Investment Company Act. Each of the Borrowers is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         5.17 Disclosure. No representation or warranty made by any Borrower in this Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading. There is no fact known to any Borrower or which reasonably should be known to any Borrower which such Borrower has not disclosed to Lender in writing with respect to the transactions contemplated by this Agreement which adversely affects the assets of such Borrower or adversely affects, in any material respect, the condition (financial or otherwise), results of operations or business of such Borrower.

         5.18 Swaps. Each of the Borrowers is not a party to, nor will it be a party to, any swap agreement whereby such Borrowers has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

6.       AFFIRMATIVE COVENANTS.

         Each of the Borrowers covenants and agrees that it shall, until payment in full of the Obligations and termination of this Agreement:

         6.1 Payment of Fees. Pay to Lender on demand all usual and customary fees and expenses which Lender incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Lender may, without making demand, charge the account of Borrower for all such fees and expenses.

         6.2 Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, tradenames, trade secrets and trademarks; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of business where the failure to do so would have a material adverse effect on Borrower or its business; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so would have a material adverse effect on Borrower or its business.

         6.3 Violations. Promptly notify the Lender in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to the Borrower which may adversely affect the Collateral or may adversely affect, in any material respect, the Borrowers' business, assets, operations, condition or prospects (financial or otherwise).

         6.4 Government Receivables. Take all steps necessary to protect Lender's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to the Lender appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between Borrower and the United States, any state or any department, agency or instrumentality of any of them.

         6.5 Net Worth. Cause to be maintained at all times a consolidated Net Worth in an amount not less than $30,000,000 ("Minimum Net Worth"). For each of the Borrowers' fiscal quarters during the Term commencing with the fiscal quarter beginning June 27, 1998, Minimum Net Worth shall be increased by an amount equal to fifty percent (50%) of Net Income for each such quarter.

         6.6 Pledge of Credit. Not now or hereafter pledge the Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than the Borrowers' business as conducted on the date of this Agreement or as permitted under Section 7.9 hereof.

         6.7 Execution of Supplemental Instruments. Execute and deliver to the Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as the Lender may reasonably request, in order that the full intent of this Agreement may be carried into effect.

         6.8 Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all of its obligations and liabilities of whatsoever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Lender may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lender.

         6.9 Standards of Financial Statements. Cause all financial statements referred to in Section 9.7, 9.8 and 9.9 to be complete and correct in all material respects (subject, in the case of interim statements, to the absence of footnotes and to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

7.       NEGATIVE COVENANTS.

         Each of the Borrowers covenants and agrees that Borrowers shall not, until satisfaction in full of the Obligations and termination of this Agreement:

         7.1      Merger, Consolidation, Acquisition and Sale of Assets.

                  (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with Borrowers, without the prior written consent of Lender.

                  (b) Sell, lease, transfer or otherwise dispose of any of Borrowers' properties or assets, except in the ordinary course of its business or except as expressly permitted under this Agreement or any Other Document.

         7.2 Creation of Liens. Create or suffer to exist any Lien, Charge, Claim or transfer upon or against any of its properties or assets now owned or hereafter acquired, except Permitted Encumbrances.

         7.3 Guarantees. Become liable upon the obligations of any person, firm or corporation by assumption, endorsement or guaranty thereof or otherwise (other than to Lender), except the endorsement of checks in the ordinary course of business or, in the case of Industries only, guarantees of the obligations of any Subsidiary of Industries to any trade creditors, provided that, such guarantees are executed and delivered in connection with Indebtedness incurred or to be incurred by such Subsidiary in the ordinary course of business and the aggregate amount of such Indebtedness shall not exceed $100,000.

         7.4 Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined  capital and surplus of at least  $500,000,000,  or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, and (e) subject to the provisions of Section 10(p) hereof, (i) Series C Convertible Preferred Stock of Industries, and (ii) OPIC Stock.

         7.5 Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, (b) advances made to employees in the ordinary course of business for valid business purposes in an aggregate amount not to exceed $50,000 outstanding at any given time, and (c) intercompany loans among Borrowers and Affiliated Borrowers, provided that, such loans are for valid business purposes and the maximum outstanding amount of all loans to Crown shall not, at any time, exceed $50,000.

         7.6 Capital Expenditures. Purchase or make any expenditure or commitments for fixed or capital assets in any fiscal year (including the purchase price of capital assets that will be subject to capitalized leases but excluding payments due under capitalized leases during any such fiscal year) in an aggregate amount (exclusive of any capital expenditures permitted under Sections 4.3 and 4.11 hereof but inclusive of all capital expenditures contracted for, purchased or made by Affiliated Borrowers) in excess of (a) $6,000,000 for the fiscal year ending in June, 1998, (b) $5,000,000 for the fiscal year ending in June, 1999, (c) $5,800,000 for the fiscal year ending in June, 2000, and (d) $5,800,000 for the fiscal year ending in June, 2001 and for each fiscal year thereafter.

         7.7 Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower; except that, Industries shall be permitted to redeem, repurchase or convert Industries' Series C Convertible Preferred Stock and/or OPIC Stock, in each case subject to Section 10(p) hereof.

         7.8 Indebtedness. Except as set forth in Exhibit 7.8, create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) of Borrower except in respect of (i) Indebtedness to Lender; (ii) Indebtedness incurred for asset purchases or capitalized leases permitted under Section 7.6 hereof; (iii) other Indebtedness in a maximum aggregate amount outstanding at any time of not greater than $250,000; (iv) capitalized leases existing as of the Closing Date;
(v) guarantees permitted under Section 7.3; and (vi) intercompany indebtedness permitted under Section 7.5.

         7.9 Nature of Business. Substantially change the nature of the business, in which Borrower is presently engaged, including engaging any Person to manufacture goods for the Borrowers, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business.

         7.10 Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except leases and other transactions (to the extent permitted under the other provisions of this Agreement) among Borrowers, Affiliated Borrowers and any guarantor of the Obligations hereunder for valid business purposes and made in the ordinary course of business, all in accordance with the terms hereof, or transactions made with any other

Affiliate in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate, including, that certain equipment lease with PRC Leasing, Inc.

         7.11 Operating Leases. Except for those leases in effect on the date hereof and as disclosed to Lender from time to time in writing, enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property (other than payments made in respect of capital leases) would exceed, inclusive of (without duplication) all annual rental payments of Affiliated Borrowers, $750,000 in any one fiscal year.

         7.12     Subsidiaries.

                  (a)      Form any Subsidiary.

                  (b) Enter into any partnership, joint venture or similar arrangement.

         7.13 Fiscal Year and Accounting Changes. Change Borrower's fiscal year from the last Friday in June of each calendar year or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

         7.14 Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness (other than to Lender), or repurchase, redeem, retire or otherwise acquire any Indebtedness of Borrower other than in the ordinary course of business or except as expressly permitted hereunder. Nothing contained in this Section 7.14 shall prohibit or restrict the prepayment of any Indebtedness due and owing to or from any Borrower or any Affiliated Borrowers which may be outstanding from time to time.

         7.15 Payment of Royalties. During any twelve (12) month period during which this Agreement is in effect, incur royalty payments arising from the sale of Inventory payable to (i) Citel S.A. in excess of $100,000 for any such twelve
(12) month period, or (ii) Georgia Tech Research Corporation in excess of $50,000 for any such twelve (12) month period, provided that, if royalty payments arising from the sale of Inventory payable to Citel S.A. or Georgia Tech Research Corporation, as the case may be, exceeds the above limits, upon Lender's request, Industries shall cause Citel S.A. or Georgia Tech Research Corporation, as the case may be, to execute and deliver to Lender a licensor's waiver in form and content satisfactory to Lender.

8.       CONDITIONS PRECEDENT.

         8.1 Conditions to Initial Advances. The agreement of Lender to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                  (a)      Other  Loan   Agreements.   The  Lender   shall  have
                           received:

                           (i) The Revolving Credit, Term Loan and Security Agreement duly executed by Crown;

                           (ii) The Revolving Credit, Term Loan and Security Agreement duly executed by Ditel;

                           (iii)    Each Guaranty  duly executed by  Guarantors;
                                    and

                           (iv) Such other certificates, documents, notes, instruments, and agreements as Lender shall require, in form and content satisfactory to Lender.

                  (b) Filings Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create, in favor of the Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and the Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, or each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                  (c) Corporate Proceedings of the Borrowers. The Lender shall have received a copy of the resolutions in form and substance reasonably satisfactory to Lender, of the Board of Directors of each of the Borrowers authorizing (i) the execution, delivery and performance of this Agreement, and any related agreements, (collectively the "Documents") and (ii) the granting by each of Borrowers of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each of the Borrowers as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (d) Incumbency Certificates of the Borrowers. The Lender shall have received a certificate of the Secretary or any Assistant Secretary of each of the Borrowers, dated the Closing Date, as to the incumbency and signature of the officers of each of the Borrowers executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (e) Legal Opinion. The Lender shall have received the executed legal opinions of counsel satisfactory to Lender in form and substance satisfactory to the Lender which shall cover such matters incident to the transactions contemplated by this Agreement, the Cap/Ex Note, the Affiliate Loan Agreements and related agreements as the Lender may reasonably require;

                  (f) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or governmental authority shall be continuing or threatened against the Borrower or against the officers or directors of any Borrower (A) in connection with the Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of the Lender, is deemed material or (B) which if adversely determined, would, in the reasonable opinion of the Lender, have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower; and (iii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of any Borrower's business or inconsistent with the due consummation of the Transactions shall have been issued by any governmental authority;

                  (g) Financial Condition Opinions. The Lender shall have received executed Officers Certificates of each of the Borrowers satisfactory in form and substance to it, certifying the solvency of each such Borrower after giving effect to the Indebtedness contemplated hereby and as to each such Borrower's financial resources and its ability to meet its obligations and liabilities as they become due; to the effect that as of the Closing Date and after giving effect to the Transactions:

                           (i)      the  assets  of  each  Borrower,  at a  fair
valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities of each such Borrower;

                           (ii)     current   projections  which  are  based  on
underlying assumptions which provide a reasonable basis for the projections and which reflect each Borrower's judgment based on present circumstances, the most likely set of conditions and such Borrower's most likely course of action for the period projected, demonstrate that each Borrower will have sufficient cash flow to enable each Borrower to pay such Borrower's debts as they mature; and

                           (iii)    Each Borrower does not have an  unreasonably
small capital base with which to engage in its anticipated business.

For purposes of this subsection (i), the "fair valuation" of the assets of each of the Borrowers shall be determined on the basis of the amount which may be realized within a reasonable time, whether through collection or sale of such assets at market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

                  (h) Collateral Examination. The Lender shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to the Lender, of the Receivables, Inventory, General Intangibles, each Property Leasehold Interest and Equipment of the Borrowers and all books and records in connection therewith;

                  (i) Fees. The Lender shall have received all fees payable to the Lender on or prior to the Closing Date pursuant to Article 3 hereof;

                  (j) Pro Forma Financial Statements. Lender shall have received a copy of the Pro Forma Financial Statements (including, without limitation, a statement of Borrowers' sources and uses of cash as of the Closing Date and an aging of Borrowers' accounts payable) each of which shall be satisfactory in all respects to Lender; and

                  (k) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to the Lender and its counsel.

         8.2 Conditions to Each Advance. The agreement of Lender to make any Advance requested to be made on any date (including, without limitation, its initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrowers in or pursuant to this Agreement, and any related agreements to which Borrowers are parties, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

                  (b) No Default. No Event of Default or Incipient Event of Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however, that Lender in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Incipient Event of Default; and

                  (c) Maximum Advances. In the case of any Revolving Advances requested to be made, after giving effect thereto, the aggregate Revolving Advances shall not exceed the maximum Revolving Advances permitted under Section
2.1 hereof.

         Each request for an Advance by the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

9.       INFORMATION AS TO BORROWERS.

         Each of the Borrowers covenants and agrees that each such Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement;

         9.1 Disclosure of Material Matters. Immediately upon learning thereof, report to the Lender all matters materially affecting the value, enforceability or collectibility of the Collateral including, without limitation, any Borrower's reclamation of repossession of, or the return to any Borrower of a material amount of goods or claims or disputes asserted by any Customer or other obligor. Each Borrower will not, without the Lender's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of each Borrower.

         9.2 Schedules. Deliver to the Lender on or before the fifteenth (15th) day of each month as and for the prior month, or more frequently as Lender may, in its sole discretion require, (a) accounts receivable aging, (b) accounts payable aging and (c) Inventory reports. In addition, each Borrower will deliver to Lender at such intervals as the Lender may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as the Lender may require including, without limitation, trial balances and test verifications. The Lender shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to the Lender and executed by each Borrower and delivered to the Lender from time to time solely for the Lender's convenience in maintaining records of the Collateral, and the failure to deliver any of such items to the Lender shall not affect, terminate, modify or otherwise limit the Lender's lien on or security interest in the Collateral.

         9.3 Environmental Reports. Furnish Lender, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, accompanied by a certificate of each of the Borrowers signed by the President of each of Borrowers stating, to the best of his knowledge, that such Borrowers are in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

         9.4 Litigation. Promptly notify the Lender in writing of any litigation affecting any Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which may affect the Collateral or may affect, in a material respect, any Borrower's business, assets, operations, condition or prospects (financial or otherwise).

         9.5 Occurrence of Defaults, etc. Promptly notify the Lender in writing upon the occurrence of (a) any Event of Default or Incipient Event of Default;
(b) any event, development or circumstance whereby the financial statements most recently furnished to the Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition and operating results of the Borrowers as of the date of such financial statements;
(c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Internal Revenue Code; (d) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Borrower which would reasonably be expected to be materially adverse; in each case describing the nature thereof and in the case of notification under clause (a), (b), or (c) the action Borrowers propose to take with respect thereto.

         9.6 Government Receivables. Notify the Lender immediately if any of its Receivables arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentally of any of them.

         9.7 Annual Financial Statements. Furnish the Lender within ninety (90) days after the end of each fiscal year of Borrowers, financial statements of Industries and its Subsidiaries, on a consolidating and consolidated basis, including, but not limited to, statements of income, stockholders' equity and cash flows from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year (collectively, the "Annual Audited Financial Statements"), all prepared in accordance with GAAP applied on a basis consistent with prior practices (except as noted therein), and in reasonable detail and (as to consolidated statements only) reported upon without  qualification  by an independent  certified  public accounting firm selected by Borrowers and satisfactory to Lender (the "Accountants"), it being acknowledged that as of the date hereof, Arthur Andersen LLP is acceptable to Lender. The report of such accounting firm shall be accompanied by a certificate of each of the Borrowers, signed by the Chief Financial Officer of each of the Borrowers, which shall state whether, to their knowledge, after due investigation, an Event of Default as specified in Article 10 hereof or an Incipient Event of Default has occurred.

         9.8 Quarterly Financial Statements. Furnish the Lender within forty-five (45) days after the end of each of the first three (3) fiscal quarters, an unaudited balance sheet and income statement of Industries and its Subsidiaries, on a consolidated basis and, if requested, on a consolidating basis, and unaudited consolidated statements of cash flow and stockholders' equity of Industries and its Subsidiaries, reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments.

         9.9 Monthly Financial Statements. Furnish the Lender within thirty (30) days after the end of each month, an unaudited balance sheet and income statement of Industries and its Subsidiaries, on a consolidated basis and, if requested, on a consolidating basis, and an unaudited consolidated cash flow and stockholders' equity of Industries and its Subsidiaries, reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate of Industries, signed by the Chief Financial Officer of Industries, which shall state whether, to the best of their knowledge, after due investigation, an Event of Default as specified in
Article 10 hereof or an Incipient Event of Default has occurred.

         9.10 Other Reports. Furnish the Lender as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports, returns, mailing, press releases or other information that Industries sends or causes to be sent to its stockholders.

         9.11 Additional Information. Furnish the Lender with additional information as the Lender shall reasonably request in order to enable Lender to determine whether the terms, covenants, provisions and conditions of this Agreement and the Cap/Ex Note have been complied with by Borrowers including, without limitation and without the necessity of any request by Lender, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business, and (c) promptly upon any Borrower's learning thereof, of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

         9.12 Projected  Operating  Budget.  Furnish Lender, no less than thirty
(30) days prior to the beginning of each of the Borrowers' fiscal years beginning with the fiscal year ending the last Friday in June, 1998, a month by month projected operating budget and cash flow (prepared both on an accrued basis and cash basis) of Industries and its Subsidiaries, on a consolidated basis and, if requested, on a consolidating basis, for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), in form and content acceptable to Lender, such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Industries to the effect that such projections have been approved by the Borrowers' Board of Directors and prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared. Lender reserves the right to require, in its sole discretion, that


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





such projections be reviewed by the Accountants or such other Person acceptable to Lender.

         9.13 Variances From Operating Budget. Furnish Lender, concurrently with the delivery of the financial statements referred to in Section 9.7 and each quarterly and monthly report, a written report summarizing all material variances from budgets submitted by the Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

         9.14 Additional Documents. Execute and deliver to Lender, upon request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

10.      EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default" :

                  (a) failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due;

                  (b) the occurrence of an "Event of Default" under, and as such quoted term is defined in, the Affiliate Loan Agreements;

                  (c) any representation or warranty made or deemed made by the Borrowers in this Agreement or any related agreement or in any certificate, document of financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

                  (d) failure by Borrowers to (i) furnish financial information when due or when requested which is unremedied for a period of five (5) days, or
(ii) permit the inspection of their books or records;

                  (e)  issuance  of  a  notice  of  Lien,  Charge,  Claim,  levy
assessment,   injunction  or  attachment  against  a  material  portion  of  the
Borrowers' property which is not stayed or lifted within thirty (30) days;

                  (f) (i) failure or neglect of the Borrowers to perform, keep or observe any term, provision, condition, covenant contained in Section 4.7, 4.9, 6.3, 6.4, 9.4 or 9.11, and such failure shall continue for ten (10) days;

                           (ii)     failure  or  neglect  of  the  Borrowers  to
perform, keep or observe any term, provision, condition, covenant herein contained (other than those Sections expressly set forth in Section 10.(f)(i) above) or contained in any other agreement or arrangement, now or hereafter entered into between the Borrowers and the Lender;

                  (g) any judgment is rendered or judgment liens filed against the Borrowers for an amount in excess of $100,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

                  (h) any Borrower, Affiliated Borrower, Subsidiary of Industries, or any Guarantor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

                  (i) any change in any Borrower's condition or affairs (financial or otherwise) which in Lender's good faith opinion materially impairs the Collateral or the ability of any Borrower to perform its Obligations under this Agreement;

                  (j) if any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

                  (k) a default of the obligations of any Borrower under any other agreement with any Person (other than Lender) to which it is a party shall occur which adversely affects, in any material respect, its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

                  (l)  termination  or  breach,   after  giving  effect  to  any
applicable grace period, of any Guaranty or similar agreement executed and delivered to Lender in connection with the Obligations of any Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;

                  (m)      any Change of Ownership;

                  (n) any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Borrower, or any Borrower shall so claim in writing to Lender;

                  (o) failure by Borrowers to deliver to Lender on or before April 30, 1998, a physical count of Borrowers' Inventory, the results of which physical count of Inventory shall be acceptable to Lender in its sole discretion, together with adjustments to Borrowers' books and records, if any, as a result of such physical count of Inventory, which adjustments, if any, shall be acceptable to Lender in its sole discretion; or

                  (p) if Industries or any of its Subsidiaries shall purchase, redeem or acquire any outstanding shares of Series C Convertible Preferred Stock issued by Industries or any outstanding shares of common stock issued by Industries in favor of Overseas Private Investment Corporation ("OPIC Stock") unless: (i)(A) no other Event of Default or Incipient Event of Default is continuing, (B) Lender receives not less than thirty (30) days prior written notice of any such purchase, acquisition or redemption by Industries and (C) after giving effect to such purchase, acquisition or redemption by Industries, the Formula Amount less the aggregate amount of all outstanding Revolving Advances hereunder and under the Affiliated Loan Agreements shall not be less than $1,000,000 in each instance; or (ii) such purchase, acquisition or redemption is effected by Industries by way of a non-cash exchange or other equity conversion.

11.      LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT.

         11.1 Rights and Remedies. Upon the occurrence of an Event of Default pursuant to Section 10(i), all Obligations shall be immediately due and payable and this Agreement shall be deemed terminated; and, upon the occurrence of any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Lender all Obligations shall be immediately due and payable and the Lender shall have the right to terminate this Agreement. In any such event, the Lender shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. The Lender may enter any Borrower's premises or other premises without legal process and without incurring liability to such Borrower therefor, and the Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as the Lender may deem advisable and the Lender may require such Borrower to make the Collateral available to the Lender at a convenient place. With or without having the Collateral at the time or place of sale, the Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as the Lender may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give such Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to such Borrower at least five (5) Business Days prior to such sale or sales is reasonable notification. At any public sale the Lender may bid for and become the purchaser, and Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each of the Borrowers. In connection with the exercise of the foregoing remedies, the Lender is granted permission to use each of the Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; secondly to interest due upon any of the Obligations; and thirdly to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Lender therefor.

         11.2 Lender's Discretion. The Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies the Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of the Lender's rights hereunder.

         11.3 Setoff. In addition to any other rights which the Lender may have under applicable law, upon the occurrence of any Event of Default hereunder, the Lender shall have a right to apply any of Borrowers' property held by the Lender or by the Bank to reduce the Obligations.

         11.4 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies, all of which shall be cumulative and not alternative.

12.      WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1 Waiver of Notice. Each of the Borrowers hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2 Delay. No delay or omission on the Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

         12.3 Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR


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CAUSE OF ACTION  (A)  ARISING  UNDER  THIS  AGREEMENT  OR ANY OTHER  INSTRUMENT,
DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE: AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13.      EFFECTIVE DATE AND TERMINATION.

         13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each of the Borrowers and the Lender, shall become effective on the date hereof and shall continue in full force and effect until April __, 2003 (the "Term") unless sooner terminated as herein provided. The Term shall be automatically extended for successive periods of one (1) year each unless terminated by either party at the end of such initial Term or any successive Term by giving the other party sixty (60) days prior written notice. Borrowers may terminate this Agreement at any time upon thirty (30) days' prior written notice to Lender ("Termination Notice"), upon payment in full of the Obligations ("Termination Date"); and provided further that, the Affiliated Borrowers each simultaneously terminate the Affiliate Loan Agreements and, provided further that, Borrowers, jointly and severally with Ditel, pay an early termination fee in an amount equal to:

                  (a) if such termination occurs on or prior to the Cap/Ex Line Termination Date, three percent (3%) of the Facility Amount;

                  (b) if such termination occurs after the Cap/Ex Line Termination Date but on or prior to the first anniversary of this Agreement, three percent (3%) of the sum of (i) the Maximum Revolving Advance Amount and
(ii) the principal amount of the Cap/Ex Loans hereunder plus the principal amount of the Cap/Ex Loans under the Affiliate Loan Agreements, outstanding, in each instance, as of the date Lender receives the Termination Notice;

                  (c) if such termination occurs after the first anniversary but on or prior to the second anniversary of this Agreement, two percent (2%) of the sum of (i) the Maximum Revolving Advance Amount and (ii) the principal amount of the Cap/Ex Loans hereunder plus the principal amount of the Cap/Ex Loans under the Affiliate Loan Agreements, outstanding, in each instance, as of the date Lender receives the Termination Notice;


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




                  (d) if such termination occurs after the second anniversary but prior to the fifth anniversary of this Agreement, one percent (1%) of the sum of (i) the Maximum Revolving Advance Amount and (ii) the principal amount of the Cap/Ex Loans hereunder plus the principal amount of the Cap/Ex Loans under the Affiliate Loan Agreements, outstanding, in each instance, as of the date Lender receives the Termination Notice; and

                  (e) if such termination occurs after the fifth anniversary of this Agreement but prior to any anniversary of this Agreement, one percent (1%) of the sum of (i) the Maximum Revolving Advance Amount and (ii) the principal amount of the Cap/Ex Loans hereunder plus the principal amount of the Cap/Ex Loans under the Affiliate Loan Agreements, outstanding, in each instance, as of the date Lender receives the Termination Notice.

Borrowers shall have no right to terminate this Agreement as aforesaid unless the Affiliate Loan Agreements are being simultaneously terminated by the Affiliated Borrowers. In the event Borrowers elect to terminate this Agreement on the fifth (5th) anniversary of this Agreement or, if this Agreement is renewed, Borrowers elect to terminate this Agreement on an anniversary of this Agreement, Borrowers shall not be required to pay Lender an early termination fee, provided that, Borrowers have provided Lender with appropriate notice and payment is received by Lender of obligations payable hereunder on such anniversary date or within fifteen (15) days before such anniversary date or within fifteen (15) days after such anniversary date. If Borrowers repay their Obligations to Lender more than fifteen (15) days prior to or more than fifteen
(15) days after such anniversary date, Borrowers acknowledge, confirm and agree that Borrowers shall pay Lender the applicable early termination fee as set forth above.

         13.2 Termination. The termination of the Agreement shall not affect any of the Borrowers' or the Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been full disposed of, concluded or liquidated. The security interests, Liens and rights granted to the Lender hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that any account of the Borrowers may from time to time be temporarily in a zero or credit position, until all of the Obligations of each of the Borrowers have been paid or performed in full after the termination of this Agreement or each of the Borrowers have furnished the Lender with an indemnification satisfactory to the Lender with respect thereto. Accordingly, each of the Borrowers waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statement with respect to the Collateral, and Lender shall not be required to send such termination statements to any Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are repaid or performed in full unless otherwise provided.


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




14.      MISCELLANEOUS.

         14.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to its conflict of laws rules). Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each of the Borrowers accepts for itself and in connection with its properties, generally and unconditionally the non-exclusive jurisdiction of he aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of the Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each of the Borrowers waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceedings by any Borrower against the Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

         14.2 Entire Understanding. This Agreement and the documents executed concurrently herewith contain the entire understanding between each of the Borrowers and the Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each of the Borrowers' and Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrowers acknowledge that they have been advised by counsel in connection the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

         14.3     Successors and Assigns; Participations; New Lenders.

                  (a) This Agreement shall be binding upon and inure to the benefit of each of the Borrowers, the Lender, all future holders of the Cap/Ex Note and their respective successors and assigns, except that the Borrowers may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

                  (b) Lender may sell, assign or transfer all or any part of its rights under this Agreement, the Cap/Ex Note and all related agreements, instruments and documents provided Borrowers are given notice of such sale as soon as practicable and the transferee agrees to perform the obligations of the transferor, In addition to the foregoing, each of the Borrowers acknowledges that in the regular course of commercial banking


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




business the Lender may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof. Each of the Borrowers hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances and such security interest shall be a Permitted Encumbrance hereunder.

         14.4 Application of Payments. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all proceeds of Collateral to any portion of the Obligations then due. To the extent that any Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrowers' benefit, which are subsequently invalidated, declared to the fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

         14.5 Indemnity. Each of the Borrowers shall indemnify Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not the Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of Lender.

         14.6 Notice. Any notice or request hereunder may be given to Borrowers and to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) registered or certified mail, return receipt requested, (c) telex or telegram, subsequently confirmed by registered or certified mail, or (d) telefax to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Notices and requests shall, in the case of those by mail or telegram, be deemed to have been given three (3) Business Days after mailing, or when delivered to the telegraph office addresses as provided in this Section.



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




         (A)  If to Lender, at:      BNY FINANCIAL CORPORATION
                                         1290 Avenue of the Americas
                                         New York, New York 10104
                                         Attention:  Anthony Vassallo
                                         Telephone:  (212) 408-7229
                                         FAX:  (212) 408-4384

         With copy to:               BNY FINANCIAL CORPORATION
                                         1290 Avenue of the Americas
                                         New York, New York 10104
                                         Attention:  Frank Imperato
                                         Telephone:  (212) 408-7267
                                         FAX:  (212) 408-7372

                                     OTTERBOURG, STEINDLER, HOUSTON
                                       & ROSEN, PC.
                                         230 Park Avenue
                                         New York, New York 10169-0075
                                         Attention:  Mitchell M. Brand, Esq.
                                         Telephone:  (212) 661-9100
                                         FAX:  (212) 682-6104

         (B)  If to Borrowers, at:   TII INDUSTRIES, INC.
                                         TII CORPORATION,
                                         c/o TII Industries, Inc.
                                         1385 Akron Street
                                         Copiague, New York 11726
                                         Attention:  Chief Financial Officer
                                         Telephone: (516) 789-5093
                                         FAX:  (516) 789-2228

         14.7 Survivability. If any or part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         14.8 Expenses. All costs and reasonable expenses including, without limitation reasonable attorneys' fees incurred by the Lender (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in connection with the instituting, maintaining, preserving, enforcing and foreclosing of or on the Lender's security interest or Lien in any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any


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




actions or proceedings arising out of or relating to the Lender's transactions with any Borrower, or (e) in connection with any advice given to Lender with respect to its rights and obligations under this Agreement and all related agreements, or (f) subject to Section 4.10 hereof, during the course of audits, checks or inspections of the Collateral and Borrowers' operations, plus a per diem charge for Lender's examiners and auditors at Lender's then current rates, and costs and expenses of examiners and auditors retained by Lender at the rates charged to auditors may be charged to any account of the Borrowers and shall be part of the Obligations.

         14.9 Injunctive Relief. Each of the Borrowers recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, Lender if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         14.10 Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         14.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.




                  [Remainder of Page Intentionally Left Blank]

         Each of the parties has signed this Agreement as of the 30th day of April, 1998.

                                                TII INDUSTRIES, INC.

                                                By:  /s/ Paul Sebetic
                                                    -------------------------
                                                Its: Vice President-Finance

                                                1385 Akron Street
                                                Copiague, New York  11726

                                                TII CORPORATION

                                                By:  /s/ Paul Sebetic
                                                    -------------------------
                                                Its: Vice President-Finance

                                                1385 Akron Street
                                                Copiague, New York  11726

                                                BNY FINANCIAL CORPORATION

                                                By: /s/ Joseph A. Grimaldi
                                                    -------------------------
                                                Its: President

                                                1290 Avenue of the Americas
                                                New York, New York 10104


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





                          ACKNOWLEDGEMENT AND AGREEMENT


                  The undersigned, being an "Affiliated Borrower" referred to and as defined in the within and foregoing Revolving Credit, Term Loan and Security Agreement ("Loan Agreement"), hereby acknowledges each of the terms and provisions of the foregoing Loan Agreement and agrees to be bound by the terms and provisions thereof expressly applying to the undersigned.

                  The undersigned acknowledges and agrees that although it may acknowledge this Loan Agreement, it is not a party thereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the Loan Agreement.

                                              TII-DITEL, INC.


                                              By:   /s/ Paul Sebetic
                                                    -------------------------
                                              Title:   Vice President-Finance



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





STATE OF NEW YORK )
                  ) ss.
COUNTY OF NEW YORK)

         On this _____ day of April, 1998, before me personally came ________________________, to me known, who, being by me duly sworn, did depose and say that he resides at ______________________________ and that he is the __________________ of TII INDUSTRIES, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.



                                                      NOTARY PUBLIC





STATE OF NEW YORK )
                  ) ss.
COUNTY OF NEW YORK)

         On this _____ day of April, 1998, before me personally came ________________________, to me known, who, being by me duly sworn, did depose and say that he resides at _______________________________ and that he is the __________________ of TII CORPORATION, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.



                                                 NOTARY PUBLIC

STATE OF NEW YORK )
                  ) ss.
COUNTY OF NEW YORK)

         On this _____ day of April, 1998, before me personally came ________________________, to me known, who, being by me duly sworn, did depose and say that he resides at _______________________________ and that he is the __________________ of TII-DITEL, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.



                                                 NOTARY PUBLIC




STATE OF NEW YORK )
                  ) ss.
COUNTY OF NEW YORK)


         On this _____ day of __________, 19__, before me personally came _________________________, to me known, who, being by me duly sworn, did depose and say that he resides at _______________________________________________ and
that he is the _______________ of BNY FINANCIAL CORPORATION, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.



                                                 NOTARY PUBLIC





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